EXHIBIT 10.1

EQUITY ACQUISITION AGREEMENT

This Equity Acquisition Agreement is made as of June 11, 2008 by and among (1) The Billing Resource, d/b/a Integretel, Inc., a California corporation (“TBR”), (2) TBR as the majority shareholder of P1, (3) PaymentOne Corporation, a Delaware corporation (“P1”) and (4) Etelcharge.com, a Nevada  corporation (the “Buyer” and together with TBR and P1, the “Parties”).

R E C I T A L S:

A)

P1 provides a payment and marketing service that collects accounts receivable generated through digital services and premium content (the “P1 Business”).

B)

TBR currently owns 97.7% of the equity interests in P1 on a non-diluted basis amounting to 3,500,000 shares of common stock of P1, $0.001 par value (together with any and all other known or unknown claims or rights that TBR may have related to the equity of or ownership interests in P1, “P1 Equity”), with the balance of P1’s issued stock held by three individuals no longer affiliated with P1.  P1’s management and employees and certain other parties hold unexercised options, which if exercised, would result in such Persons holding collectively 37.65% of P1’s common equity on a fully diluted basis (i.e., all P1 common shares issuable upon exercise of outstanding options combined with all P1 common shares already issued and outstanding).

C)

TBR is subject to a bankruptcy case (“Bankruptcy Case”) pending in the United States Bankruptcy Court for the Northern District of California, San Jose Division (the “Bankruptcy Court”) filed on or about September 16, 2007 (the “Petition Date”).

D)

Pursuant to a Security Agreement dated as of January 26, 2005, P1 has made multiple secured loans and extensions of credit to TBR, incurred prior to the Petition Date, for an aggregate principal amount of approximately Twelve Million Eight Hundred Thousand Dollars ($12,800,000), as described and evidenced in the Proof of Claim filed in the Bankruptcy Case on or about January 11, 2008 (the “Debt”).  TBR has asserted that it may have certain defenses to the Debt and the asserted priority of the Debt, which are more fully set forth in its Disclosure Statement filed with the Bankruptcy Court (the “Disclosure Statement”) and such disclosures are incorporated by reference herein.  Such defenses include, without limitation, preference claims related to the filing of an amended financing statement within one year of the Petition Date.  P1 disputes such assertions, as set forth in its response to the Disclosure Statement filed with the Bankruptcy Court and incorporated by reference herein.

E)

During the year prior to the Petition Date, TBR made cash payments and other transfers of property rights to P1 (the “Pre-Petition Transfers”) and has previously asserted that it may have claims related to such Pre-Petition Transfers.  After the Petition Date, TBR also made approximately Four Million One Hundred Thousand Dollars ($4,100,000) in additional cash payments to P1 on account of debt incurred by TBR prior to the Petition Date as adequate protection under the Cash Collateral Stipulation and Cash Collateral Orders (as hereinafter defined), with a reservation of rights related to such payments.

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F)

P1 and TBR wish to resolve all potential disputes related to the Debt, the Pre-Petition Transfers and the transfers made under the Cash Collateral Stipulation and Cash Collateral Orders.  TBR, on behalf of itself, its bankruptcy estate and its creditors and P1 desire to resolve such disputes and to grant releases to each other in exchange for the benefits of this Agreement.

G)

P1 has continued to do business with TBR after the Petition Date and the parties have engaged in Post-Petition Transactions (as hereinafter defined).   TBR and P1 wish to confirm their rights related to the Post-Petition Transactions on the terms set forth herein.

H)

Buyer desires to acquire the P1 Equity from TBR in exchange for Buyer’s agreement to (i) operate P1’s business in the ordinary course, with an immediate payment by Buyer to P1 of One Million Five Hundred Thousand Dollars ($1,500,000) cash (the “Cash Consideration”); and (ii) provide such additional capital support to P1, all of which is to the benefit of TBR and P1.  Buyer and TBR agree that in consideration of the various agreements between Buyer and TBR set forth herein, including but not limited to the undertakings in the Shared and Support Services Agreement of TBR or any successor of TBR party to such agreement, Buyer shall cause P1 immediately after the Effective Date to convey the Debt to TBR, subject to the provisions of Article 12 hereof, with all rights related to the Debt being preserved for the benefit of TBR’s bankruptcy estate under the terms of this Agreement and Bankruptcy Code Section 551 and perform the other undertakings of Buyer described herein.

I)

The Parties desire to set forth the terms upon which the P1 Equity is offered and purchased and desire to confirm certain representations and warranties.

ARTICLE 1
DEFINITIONS

1.1.

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

“Agreement” means this Equity Acquisition Agreement, together with the Recitals and the attached Exhibits;

“Alternative Transaction” means an alternative transaction for the sale of the P1 Equity, which transaction closes, to a party other than the Buyer or its designee;

“Approval Order” means an Order from the Bankruptcy Court, in a form satisfactory to Buyer, P1 and TBR, permitting Buyer, P1 and TBR to consummate this Agreement, which among other things, shall provide that the transactions contemplated hereby are made in good faith pursuant to Bankruptcy Code Section 363(m) and that the rights related to the Debt are preserved for the benefit of TBR’s bankruptcy estate (including the relative priority and lien rights pursuant to Bankruptcy Code Section 551);

“Balance Sheet” has the meaning set forth in Section 4.6 in this Agreement;

“Balance Sheet Date” has the meaning set forth in Section 4.6 in this Agreement;

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“Bankruptcy Case” has the meaning set forth in Recital C in this Agreement;

“Bankruptcy Code” means Title 11 of the United States Code;

“Bankruptcy Court” has the meaning set forth in Recital C in this Agreement;

“Break Fee” has the meaning set forth in Section 14.3(a) in this Agreement;

“Break Fee Order” has the meaning ascribed to it in Section 14.3(a) of this Agreement.

“Business Employees” has the meaning set forth in Section 4.14(a) in this Agreement;

“Buyer” means Etelcharge.com, a Nevada corporation;

“Cash Collateral Orders” means any and all orders entered by the Bankruptcy Court approving and extending the Cash Collateral Stipulation;

“Cash Collateral Stipulation” means that certain stipulation dated as of September 26, 2007 entered by TBR and P1, establishing the terms on which TBR was entitled to use cash collateral of P1 and granting P1 certain rights and benefits, as such agreement has been modified and amended;

“Cash Consideration” has the meaning set forth in Recital H in this Agreement;

“Combined cap” has the meaning set forth in Section 12.1(c) in this Agreement;

“Consulting Agreements” means the consulting agreement between P1 and Joseph Lynam, in a form satisfactory to P1 and Buyer;

“Contracts” means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding;

“Debt” has the meaning set forth in Recital D in this Agreement;

“Debt Transfer Documents” shall mean the agreement between P1 and TBR conveying the Debt to TBR without representation, recourse or warranty attached Exhibit D;

“Deficit Claim” has the meaning set forth in Section 12.1(a) in this Agreement;

“Disclosure Statement” has the meaning set forth in Recital D in this Agreement;

“Effective Date” means the date when all conditions set forth in Article 9 of this Agreement have been satisfied or waived;

“Environmental Law” has the meaning set forth in Section 4.5(a) in this Agreement;

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“Environmental Permits” has the meaning set forth in Section 4.5(a) in this Agreement;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Golden Gate” means Golden Gate Investors, Inc.;

“ICS” means Inmate Calling Solutions, LLC, a California limited liability company;

“Intellectual Property” has the meaning set forth in Section 4.8(a) in this Agreement;

“Latest Date” has the meaning set forth in Section 9.1(a)(viii) in this Agreement;

“Laws” has the meaning set forth in Section 4.9 in this Agreement;

“Lease Agreements” means (1) the lease between (a) SFF Realty Fund, L.P., (b) ICS and (c) P1 dated December 19, 2007, (2) the sublease between (a) P1, (b) ICS and (c) TBR dated December 19, 2007, (3) the indemnity agreement between (a) ICS and (b) P1 dated December 2007 and (4) the continuing guaranty between (a) TBR and (b) SFF Realty Fund, L.P. dated December 21, 2007;

“Loss before professional fees and transaction adjustments” has the meaning set forth in Section 12.1(b) in this Agreement;

“Loss Claim” has the meaning set forth in Section 12.1(b) in this Agreement;

“New Directors” means Rob Howe, Roger Wagner and Thomas Jackson;

“Order” means any decree, order, injunction, rule, judgment, consent of or by any court or governmental authority;

“Parties” has the meaning set forth in the Preamble of this Agreement;

“Permits” has the meaning set forth in Section 4.11 in this Agreement;

“Person” has the meaning set forth in Section 11.4 in this Agreement;

“Petition Date” has the meaning set forth in Recital C in this Agreement;

“Post Effective Date Payments” has the meaning set forth in Section 3.2 in this Agreement;

“Post-Petition Transactions” has the meaning set forth in Section 13.4 in this Agreement;

“Pre-Petition Transfers” has the meaning set forth in Recital E in this Agreement;

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“Property” has the meaning set forth in Section 4.4(a) in this Agreement;

“P1” means PaymentOne Corporation, a Delaware corporation;

“P1 Business” has the meaning set forth in Recital A in this Agreement;

“P1 Contracts” has the meaning set forth in Section 4.7 in this Agreement;

“P1 Disclosure Schedule” has the meaning set forth in Article 4 of this Agreement;

“P1 Equity” has the meaning set forth in Recital B in this Agreement;

“P1 Equity Purchase” has the meaning set forth in Section 2.1 in this Agreement;

“P1 IP” has the meaning set forth in Section 4.8(a) in this Agreement;

“P1 knowledge” or words of similar import shall be deemed to refer to the current actual knowledge following reasonable inquiry of Joseph Lynam and Evan Meyer;

“P1 Proof Of Claim” has the meaning set forth in Section 12.1(c) in this Agreement;

“P1 Releasees” has the meaning set forth in Section 13.5 in this Agreement;

“P1 Releasors” has the meaning set forth in Section 13.6 in this Agreement;

“Releases” has the meaning set forth in Section 13.7 in this Agreement;

“Replaced Options” means options originally granted pursuant to the P1 2000 Stock Incentive Plan that, prior to the date of this Agreement, were cancelled and replaced with options under the P1 2007 Equity Incentive Plan.

“Reserved Claim” has the meaning set forth in Section 12.1(c) in this Agreement;

“SAS 70 Report” has the meaning set forth in Section 4.6 in this Agreement;

“Shared and Support Services Agreement” shall mean the agreement between TBR (or any purchaser of all or substantially all of its assets) and P1 attached hereto as Exhibit A, with appropriate modifications mutually acceptable to Buyer, TBR and P1.

“Security Documents” means the Security Agreement between TBR and P1 dated as of January 26, 2005 and any related financing statements;

“Tax” or “Taxes” has the meaning set forth in Section 4.13(a)(i) in this Agreement;

“Tax Returns” has the meaning set forth in Section 4.13(a)(ii) in this Agreement;

“TBR” means The Billing Resource, d/b/a Integretel, Inc., a California Corporation;

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“TBR Disclosure Schedule” has the meaning set forth in Article 11 of this Agreement;

“TBR Releasees” has the meaning set forth in Section 13.6 in this Agreement;

“TBR Releasors” has the meaning set forth in Section 13.5 in this Agreement;

“Third-Party License Agreements” has the meaning set forth in Section 4.8(b) in this Agreement;

“Total Stockholders’ Deficit” has the meaning set forth in Section 12.1(a) in this Agreement;

“Unaudited Fiscal Year-to-date Statement of Operations” has the meaning set forth in Section 4.6 in this Agreement;

“Yearly Balance Sheets” has the meaning set forth in Section 4.6 in this Agreement; and

“Yearly Statement of Operations” has the meaning set forth in Section 4.6 in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

ARTICLE 2
EQUITY ACQUISITION

2.1.

Upon the Effective Date, TBR irrevocably conveys, transfers, assigns, sells and delivers to Buyer and Buyer purchases, acquires and assumes from TBR, free and clear of all liens, security interests, mortgages, encumbrances and restrictions, good and valid title to, and all of the rights and interest of TBR to the P1 Equity (the “P1 Equity Purchase”) such transfers to be subject to Bankruptcy Code Section 363(f) to the greatest extent legally permissible.

ARTICLE 3
CONSIDERATION FOR EQUITY

3.1.

As consideration for the P1 Equity, P1’s assignment of the Debt to TBR in consideration therefor and Buyer’s agreement to provide additional capital to P1, Buyer shall, on the Effective Date, take the following steps to recapitalize P1: (i) deliver the Cash Consideration in immediately available funds to P1, (ii) modify Golden Gate’s prepayment obligation set forth in Section 3 of that certain Promissory Note dated December 28, 2007 in favor of the Buyer to be, from and for at least three months after the Effective Date, Five Hundred Thousand Dollars

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($500,000) per month (instead of Two Hundred and Fifty Thousand Dollars ($250,000) per month) or another commitment equivalent in amount and duration and convey to P1 Five Hundred Thousand Dollars ($500,000) on each of the monthly anniversaries of the Effective Date for three months following the Effective Date, (iii) covenant and agree to provide such additional capital to P1 as may be necessary to allow P1 to continue to operate its business in the ordinary course and satisfy its existing and reasonably foreseeable debts as they come due; (iv) guaranty P1 debts and obligations identified in Exhibit B attached hereto and (v) perform the other covenants and agreements contained herein (including without limitation those set forth in Article 13 hereof).  TBR and P1 acknowledge that Buyer’s covenants and agreement herein are adequate consideration for the conveyance to Buyer of the P1 Equity.

3.2.

If P1 receives any payment of interest, principal, fees or any other amounts owing under or otherwise payable with respect to the Debt after the Effective Date, P1 shall retain all such amounts (collectively “Post Effective Date Payments”) and P1 shall from time-to-time issue credits to TBR in the amount of the accrued Post-Effective Date Payments (as reduced by any amounts previously used pursuant to this subsection) for use in offsetting amounts payable by TBR to P1 for Post-Petition Transactions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF P1

P1 represents and warrants to Buyer that except as disclosed in the P1 Disclosure Schedule (the “P1 Disclosure Schedule”), each of the representations and warranties contained in this Article 4 are true and correct as of the date hereof and will be true and correct as of the Effective Date, other than those representations and warranties that are made only as of the Effective Date which shall only be true and correct as of the Effective Date.  The P1 Disclosure Schedule shall be arranged to correspond to the numbered and lettered Sections and Subsections contained in this Article 4 of this Agreement.

4.1.

Legal and Beneficial Owner.  As of the date hereof and the Effective Date, P1 is the legal and beneficial owner of the Debt, free and clear of any lien or encumbrance.

4.2.

Organization, Authorization, Validity and Enforceability.

(a)

P1 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  P1 has full power and authority and has taken all action necessary, to execute and deliver this Agreement and any and all other documents or agreements required or permitted in connection with this Agreement (such other agreements, the “Ancillary Agreements”) to be executed or delivered by P1 by it and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and such other documents, and no governmental authorizations or other authorizations are required in connection therewith.

(b)

The authorized equity securities of P1 consist of 25,000,000 shares of common stock, par value $0.001, of which 3,583,100 shares are issued and outstanding as of the Effective Date and are owned by the Persons listed in Section 4.2(b) of the P1 Disclosure

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Schedule, and of which 2,100,000 are authorized under the 2000 Stock Incentive Plan and of which 2,300,000 shares are authorized for issuance under P1’s 2007 Equity Incentive Plan.  P1’s management and employees and certain third parties hold unexercised options to purchase an aggregate of 2,163,500 shares of P1 common stock (the “Employee Options”), which if exercised, would result in such Persons holding collectively 37.65% of P1’s common equity on a fully diluted basis (i.e., all P1 common shares issuable upon exercise of outstanding Employee Options combined with all P1 common shares already issued and outstanding).  Except for the Employee Options, and except as set forth on Section 4.2(b) of the P1 Disclosure Schedule and as provided in this Agreement with respect to the Buyer’s purchase of outstanding P1 Equity, there are (i) no outstanding equity securities of P1 or outstanding options, warrants, debentures, notes or securities or instruments convertible into or exercisable for equity securities of P1, and (ii) no agreements or understandings with respect to which any party has any rights with respect to ownership of equity securities of P1, or to be issued or to acquire equity securities of P1.  The equity securities of P1 set forth on Section 4.2(b) of the P1 Disclosure Schedule have been validly issued, free and clear of any preemptive or similar subscription right.  The Employee Options have been duly authorized and issued from the P1 2000 Stock Incentive Plan or the P1 2007 Equity Incentive Plan, as the case may be.  The Replaced Options were cancelled, and the cancellation of the Replaced Options is binding on P1 and each optionee who originally held Replaced Options.

(c)

This Agreement does, and the Ancillary Agreements to be executed or delivered by P1 upon their execution and delivery will, constitute the legal, valid and binding obligations of P1.

4.3.

Financial Condition of TBR.  P1 makes no representation or warranty and assumes no responsibility with respect to the financial condition of TBR or the performance by TBR of its obligations under the Debt, and P1 makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Debt or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Debt.

4.4.

Property and Title.

(a)

Section 4.4(a)(i) of the P1 Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests owned by P1.  Section 4.4(a)(ii) of the P1 Disclosure Schedule sets forth a complete list of all real property, interests in real property and personal property leased by P1 on the Effective Date (individually, the “Property”), copies of which, including any amendments, supplements or other agreements pertaining thereto have been previously delivered to Buyer.

(b)

Except as disclosed in Section 4.4(b) of the P1 Disclosure Schedule, P1 owns outright and has good and marketable title to the Property free and clear of all encumbrances and the execution of this Agreement and the consummation of the P1 Equity Purchase shall vest good and marketable title to the Property, free and clear of all encumbrances except encumbrances to be discharged at the Effective Date.  The Property constitutes all of the assets necessary to conduct the P1 Business on the Effective Date, except for the assets provided by TBR pursuant to the Shared and Support Services Agreement, and is in good condition, ordinary wear and tear excepted.  No employee, agent or affiliate of TBR or any other Person

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owns or has any interest, directly or indirectly, in any part of the Property.  Except for consents which have been obtained prior to the Effective Date, P1 does not require the consent of any other Person to transfer, assign or convey the Property and P1 is not required to seek the consent of, or make any third-party payments to any other Person with respect to the use of the Property.  None of the Property violates, dilutes or infringes any proprietary right of any other Person.

4.5.

Environmental Matters.

Except as disclosed in Section 4.5 of the P1 Disclosure Schedule:

(a)

P1 is and always has been in compliance with all permits, licenses, registrations and other governmental authorizations required under any applicable foreign, provincial, federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with hazardous materials, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended (“Environmental Law”) to conduct the P1 Business (“Environmental Permits”) (except for such failures as have been noticed to the relevant governmental authority (if notice is required by Environmental Law) and remedied as indicated by a written letter of confirmation from such governmental authority (if such notice was given from such governmental authority) or remedied to the satisfaction of a reasonable and prudent person if such notice was not given) and P1 is and always has been otherwise in compliance with all Environmental Laws.

(b)

No employee of P1 or other Person has notified P1 that P1 is liable for alleged injury or illness resulting from an alleged exposure to a hazardous material and there is no basis for such a claim.  No civil, criminal or administrative action, proceeding or investigation is pending against P1 or threatened against P1, with respect to hazardous materials or Environmental Laws; and there are no facts or circumstances that would reasonably be expected to form the basis for assertion of a claim against P1 or that would reasonably be expected to form the basis for liability of P1, regarding hazardous materials or regarding actual or potential noncompliance with Environmental Laws.

(c)

P1 has not entered into or agreed to any material consent decree, order or agreement under any Environmental Law, which consent, decree, order or agreement remains in effect and P1 is not subject to any currently effective judgment, decree or order relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of hazardous materials under any Environmental Law.

(d)

P1 has all the material Environmental Permits necessary for the conduct and operation of the P1 Business as now being conducted and all such Environmental Permits are valid and in good standing.

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(e)

There are no above-ground or underground storage tanks or known or suspected asbestos-containing materials on, under or about the Property, nor were there any underground storage tanks on, under or about any such Property in the past.

(f)

There is not now and during the leasehold term of P1, as applicable, any hazardous materials used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on or emanating from any Property.

(g)

There is no site to which P1 has transported or arranged for the transport of hazardous materials which is the subject of any claim under the Environmental Laws.

4.6.

Financial Statements; Books of Account; Internal Controls.  P1 has delivered to Buyer the unaudited balance sheet of P1 as of March 31, 2008 (the “Balance Sheet Date”).  The unaudited balance sheet of P1 as at the Balance Sheet Date is referred to in this Agreement as the “Balance Sheet” and is disclosed in Section 4.6 of the P1 Disclosure Schedule.  P1 has also delivered its statement of operations to Buyer for the nine months ended March 31, 2008, as well as its statement of cash flows for such period (the “Unaudited Fiscal Year-to-date Statement of Operations” and is disclosed in Section 4.6 of the P1 Disclosure Schedule).  P1 has also delivered to Buyer its audited balance sheets as of June 30, 2007 and June 30, 2006 (the “Yearly Balance Sheets” and is disclosed in Section 4.6 of the P1 Disclosure Schedule) and its statement of operations and statement of cash flows for the years ended June 30, 2007 and June 30, 2006 (the “Yearly Statement of Operations” and is disclosed in Section 4.6 of the P1 Disclosure Schedule).  All of the Balance Sheet, the Unaudited Fiscal Year-to-date Statement of Operations, the Yearly Balance Sheets and Yearly Statement of Operations, were prepared in accordance with Generally Accepted Accounting Principles in the United States of America and present fairly and fully the Company’s financial condition and results of operations as at, and for, the dates and periods indicated. The accounts payable of P1 set forth in the P1 Disclosure Schedule are the result of bona fide transactions in the ordinary course of business, except as indicated in such P1 Disclosure Schedule.  Except as disclosed in Section 4.6 of the P1 Disclosure Schedule, P1 does not have any liabilities other than those that are set forth in the Balance Sheet, which, individually or in the aggregate, is material to the business, operations, condition or prospects of P1.  On March 14, 2007, P1 received its independent service auditor’s “Report on Controls Placed in Operations and Tests of Operating Effectiveness” in accordance with the Statement of Auditing Standards No. 70 for the period from June 1, 2006 through November 30, 2006 (the “SAS 70 Report” and the SAS 70 Report is disclosed in Section 4.6 of the P1 Disclosure Schedule).  Since that period, no further SAS 70 reviews or reports have been completed by P1’s independent service auditor.  However, P1 management has reviewed the SAS 70 Report and has compared the relevant aspects of P1’s controls that had been placed in operation as of November 30, 2006 to the controls in operation as of March 31, 2008 and have determined there are no material differences or weaknesses in such controls.

4.7.

Contracts.  P1 has permitted Buyer to see and has placed under Sections 2, 3, 12 and 14 of the data room, true and complete copies of all material Contracts legally binding on P1 (the “P1 Contracts”), which P1 Contracts are set forth on Section 4.7 of the P1 Disclosure Schedule.  Except as disclosed in Section 4.7 of the P1 Disclosure Schedule, the P1 Contracts are valid and effective in accordance with their terms and to the knowledge of P1, P1 is not in breach of any of the material terms thereof.  Except as disclosed in Section 4.7 of the P1

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Disclosure Schedule, the continuation, validity and effectiveness of the P1 Contracts shall not be affected by the P1 Equity Purchase and the P1 Equity Purchase shall not result in a breach of or default under, or require the consent of any other party to, any P1 Contract.  Except as disclosed in Section 4.7 of the P1 Disclosure Schedule, there is no actual or to the knowledge of P1, threatened termination, cancellation or limitation of any P1 Contract. To the knowledge of P1, no customer of P1 has indicated any intention to curtail the level of business done with P1 during the period commencing January 1, 2008 through the date of this agreement.

4.8.

Intellectual Property.

(a)

“P1 IP” means intellectual property owned or used in the P1 Business and any agreements material to the P1 Business relating to technology or intellectual property, as well as all associated goodwill and all rights against infringement thereof.  As used herein “Intellectual Property” means all patents (issued or applications), trademarks (registered or unregistered), trade names (registered or unregistered), service marks (registered or unregistered), copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, domain names, trade secrets, licenses or licensing rights and all other confidential information related to the P1 Business, held in the United States or elsewhere.

(b)

P1 owns or possesses sufficient legal rights to use, reproduce, distribute, modify, make derivative works of and publicly display and perform all P1 IP, without any infringement of the rights of others. Except for licenses acquired in connection with the acquisition of “off-the-shelf” computer software (for which P1 has a valid license) and any other P1 IP used under third-party license agreements disclosed in Section 4.8(b)(i) of the P1 Disclosure Schedule (“Third-Party License Agreements”), P1 owns all P1 IP.  P1 has not violated, diluted or infringed nor is violating, diluting or infringing, any Intellectual Property of any Person.  To the knowledge of P1, no Person has violated, diluted or infringed or is violating, diluting or infringing any P1 IP.  Except as disclosed in Section 4.8(b)(ii) of the P1 Disclosure Schedule, all Intellectual Property or any interest therein made or developed by any employee, independent contractor or consultant of P1, either alone or in conjunction with others, at any time or at any place during such employee’s, independent contractor’s or consultant’s retention by P1, whether or not reduced to writing or practice during such period of retention, which relate to the P1 IP, has been irrevocably assigned or otherwise transferred to P1.  To the knowledge of P1, P1 is not in breach of any of the material terms of the Third Party License Agreements.  Any employee or consultant involved in developing P1 IP has validly assigned all rights in such IP to P1 through work for hire agreements or similar instruments or agreements and has signed confidentiality agreements in the form set forth in section 12.6 of the data room.

4.9.

Regulatory and Legal Compliance.  Except as disclosed in Section 4.9(a) of the P1 Disclosure Schedule and except with respect to Taxes as to which representations and warranties are being made in Section 4.13, P1 is in material compliance in all respects with all applicable foreign, federal, state and local statutes, laws, ordinances, judgments, decrees, orders, governmental and nongovernmental rules, regulations, policies and guidelines (“Laws”).  Except as disclosed in Section 4.9(b) of the P1 Disclosure Schedule, P1 has not received any notice (including surveys) from any governmental or regulatory authority or otherwise of any alleged violation or noncompliance.  In the event that any such action shall have been taken or recommended before the Effective Date, P1 agrees to provide written notice

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to Buyer of the same and to diligently and in good faith take prompt corrective or remedial action to cure the same.

4.10.

Required Consents.  Besides the Approval Order, no consent, notice, order, authorization, approval, declaration or filing, including, without limitation, any consent, notice, approval or authorization of or declaration or filing with any governmental or nongovernmental authority is or was required on the part P1 for or in connection with the execution, delivery or performance of this Agreement or the consummation of the P1 Equity Purchase.  Except as disclosed in Section 4.10 of the P1 Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements to be executed or delivered by P1 does not and shall not result in any violation of, conflict with or default under, any law, statute, regulation, ordinance, contract, permit, agreement, instrument, judgment, decree or order to which P1 is a party or by which P1 is bound.

4.11.

License and Permits.  Section 4.11 of the P1 Disclosure Schedule sets forth all licenses, permits, authorizations and certifications of governmental, non-governmental and other standard-setting or regulatory authorities held by P1 which are required for the operation of the P1 Business, or any division thereof (collectively, the “Permits”).  P1 is in compliance with the Permits, all of which are in full force and effect.  There are no other governmental or nongovernmental licenses, permits, authorizations or certifications which are required to operate the P1 Business, or any division thereof, which any such party has not obtained and which are necessary for the conduct of the P1 Business.  P1 does not know of any threatened suspension, cancellation or invalidation of any such license, permit, authorization or certification.  The consummation of the transactions contemplated hereby will not affect the validity or effectiveness of any Permit, except as would not have a material adverse effect on P1.

4.12.

Litigation.  Except as disclosed in Section 4.12 of the P1 Disclosure Schedule, there is no action, suit, proceeding or investigation before any court, arbitrator or governmental authority, pending or, to the knowledge of P1, threatened against P1, in relation to the affairs of the P1 Business and there is no basis known to P1 for any such action, suit, proceeding or investigation.  P1 does not have any plans to initiate any action, suit or proceeding before any court, arbitrator or governmental authority in relation to the P1 Business.

4.13.

Tax Matters.

(a)

Definitions.  For purposes of this Agreement, the following definitions shall apply:

(i)

“Tax” or “Taxes” shall mean (1) taxes of any kind whatsoever, whether foreign, federal, state or local and including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, unemployment compensation, occupation, transfer, goods and services tax and gains taxes or other governmental taxes, stamp duties, customs duties and similar charges imposed by or payable to any governmental authority and including any interest or penalties imposed with respect thereto and (2) any liability of P1 for the payment of amounts with respect to any Tax described in clause (1) whether imposed by law, contractual agreement or

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otherwise, including liabilities imposed as a result of being a member of an affiliated, consolidated, combined or unitary group, a transferee of or successor to any Person, or a party to any tax sharing arrangement or tax indemnity arrangement.

(ii)

“Tax Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes and any schedules attached to or amendments of (including refund claims with respect to) any of the foregoing, including (where permitted or required) consolidated, combined or unitary returns for any group of entities.

(b)

Tax Returns Filed and Taxes Paid.  Except as disclosed in Section 4.13(b) of the P1 Disclosure Schedule, (i) all Tax Returns required to be filed by or on behalf of P1 have been timely filed; all Taxes due and payable by or with respect to P1 with respect to any period covered by such Tax Returns have been paid; and such Tax Returns are true, complete and correct; (ii) P1 has not extended any applicable statute of limitations regarding Taxes for which the statute of limitations for assessment of Tax remains open; and (iii) P1 is a “United States person” as such term is used in Code Section 1445.

(c)

All Taxes that P1 was required by law to withhold or collect have been duly withheld or collected and to the extent required have been properly paid to the appropriate governmental authority.

(d)

No examination or audit of any Tax Return of or with respect to P1 by any governmental authority is currently in progress, threatened or contemplated.  P1 has not been informed by any jurisdiction that the jurisdiction believes that P1 was required to file any Tax Return that was not filed.

(e)

None of the assets of P1: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954; or (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(f)

Section 4.13(f) of the P1 Disclosure Schedule sets forth each jurisdiction (other than United States federal) in which P1 files, is required to file or has been required to file a Tax Return or is or has been liable for any Taxes on a “nexus” basis.

(g)

There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of P1, other than with respect to Taxes not yet due and payable.

4.14.

Employment and Labor Matters.

(a)

P1’s employees are listed in Section 4.14(a) of the P1 Disclosure Schedule (the “Business Employees”).   Other than the Business Employees, there are no other employees of P1.

(b)

With respect to the Business Employees, P1 is in full compliance with all applicable federal, state and local laws respecting employment, hiring of employees and employment practices, terms and conditions of employment, including, but not limited to, the payment and calculation of wages, hours, equal opportunity, anti-discrimination, anti-

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harassment, anti-retaliation, collective bargaining, disability rights or benefits, leave laws, labor relations and immigration and naturalization. Without limiting the generality of the foregoing and except as disclosed in Section 4.14(b) of the P1 Disclosure Schedule there are no claims threatened or pending against P1, asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA or any other similar federal, state or local employment law, statute or ordinance.

(c)

Except as disclosed in Section 4.14(c) of the P1 Disclosure Schedule, with respect to the P1 Business:

(i)

there are no charges, governmental audits, investigations, administrative proceedings, claims in arbitration, or complaints concerning the employment practices of P1 pending or threatened against P1 before any federal, state or local agency or court, or arbitral forum concerning any claim that P1 have violated any employment contract or Law relating to employment, equal opportunity, discrimination, retaliation, harassment, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, trade secret misappropriation, occupational safety and health and/or privacy rights of employees and no basis for any such matter exists;

(ii)

there are no inquiries, investigations or monitoring of activities pending or, to the knowledge of P1, threatened by any state professional board or agency charged with regulating professional activities of any licensed, registered or certified professional personnel employed by, credentialed or privileged by, otherwise affiliated with P1 and who provides services to the P1 Business;

(iii)

P1 is not a party to any union or collective bargaining agreement, no union attempts to organize its employees have been made, nor any such attempts now threatened;

(iv)

P1 has not experienced any organized slowdown work interruption, strike or work stoppage by any of its employees;

(v)

P1 shall not incur any liability to any Business Employee or violate any applicable laws respecting employment and employment practices as a result of the Transaction;

(vi)

P1 is not a party to any contract, agreement, or arrangement with any employee of Buyer that (A) restricts P1’s right to terminate the employment with respect to any Business Employee without cause or without a specified notice period, or (B) obligates P1 to pay severance to any employee of P1 upon termination of such employee’s employment with P1 or upon a change in control of P1;

(vii)

P1 has completed Form I-9s that are on file with respect to each of its Business Employees;

(viii)

Since January 1, 2007, with respect to each Business Employee, P1: (A) has withheld and reported all material amounts required by Law or by agreement

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to be withheld and reported with respect to wages, salaries and other payments; (B) has no outstanding liability or any potential material liability, for any arrears of wages, severance pay or any penalty relating thereto for failure to comply with any of the foregoing; (C) has no outstanding liability or any potential material liability, for any payment to any trust or other fund governed by or maintained by or on behalf of any government entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice); and (D) has no outstanding liability or any potential material liability, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, or an employee exempt from state or federal overtime Laws; and

(ix)

No Business Employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, between such employee and any other Person that in any way materially and adversely affects the performance of his or her duties as an employee of P1.

4.15.

Insurance.  Section 4.15 of the P1 Disclosure Schedule contains a list of all insurance policies (specifying the location, insured, insurer, amount of coverage, type of insurance and policy number) maintained by P1, including, but not limited to, professional liability, officers’ liability, directors’ liability, workers’ compensation and keyman life insurance.  All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Date have been paid and no notice of cancellation or termination has been received with respect to any such policy.  P1 has at all times during the last three years of operation of the P1 Business had insurance policies in full force and effect with reputable insurers, providing for coverages which are reasonable for the P1 Business as to both amount and scope.  Such policies (i) shall remain in full force and effect through the Effective Date without the payment of additional premiums and (ii) shall not in any way be breached or violated by reason of the P1 Equity Purchase.

4.16.

Accounts Receivable.  Section 4.16 of the P1 Disclosure Schedule lists by Local Exchange Carrier, the amount of P1’s accounts receivable arising out of the P1 Business as of March 31, 2008, net of specified discounts, allowances and rebates. All invoices have been prepared on the basis of available information but are subject to review and correction in accordance with past practices.  All such accounts are bona fide, arose in the ordinary course of business, and to the best knowledge of P1, the accounts receivable of P1 are collectible, and there is no contest, claim, or right of set off, under any contract with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

4.17.

Business Forms, Procedures and Practices.  P1’s forms, procedures and practices relating to the P1 Business are in material compliance with all applicable Laws, which forms, procedures and practices include P1’s written and verbal contracts.  All of P1’s brochures, ads and other materials describing the P1 Business, including current price schedules, are true and accurate.

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4.18.

Brokers.  Except as disclosed in Section 4.18 of the P1 Disclosure Schedule, no broker, finder or other intermediary is entitled to any fee, commission or other payment or consideration of any kind in connection with the transactions contemplated by this Agreement as a result of any actions or agreement or commitment entered into by or on behalf of P1.

4.19.

Books and Records.  The minute books of P1 accurately reflect all material actions and proceedings taken to date by the shareholders, board of directors and committees of P1 and such minute books contain true and complete copies of the charter documents of P1 and all related amendments.  The stock record books of P1 reflect accurately all transactions.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to P1 and TBR as follows:

5.1.

Legal Existence and Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own its properties and to carry on its business as such business is now conducted and presently proposed by it to be conducted.

5.2.

Authorization Validity and Enforceability.

(a)

Buyer has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and the Ancillary Agreements to be executed or delivered by Buyer and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to be executed or delivered by Buyer, and no governmental authorizations or other authorizations are required in connection therewith.

(b)

The execution, delivery and performance of this Agreement by Buyer and the consummation of the P1 Equity Purchase by it does not and shall not (i) contravene or constitute a default under any provision of (A) any of Buyer’s organizational documents or (B) any contract, agreement or other instrument to which Buyer is a party or by which Buyer is bound, or (ii) contravene any applicable law, regulation, rule, judgment, order or decree binding upon Buyer.

(c)

This Agreement is and each of the Ancillary Agreements to be executed or delivered by Buyer to effect the P1 Equity Purchase shall be when executed and delivered by Buyer, its valid and binding obligation, enforceable, in all material respects, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally.

5.3.

Access to Funds.  Buyer has or will have, as of the Effective Date, access to available cash funds necessary to timely pay the Cash Consideration.

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5.4.

Buyer’s Credit Analysis.  Buyer has independently and without reliance upon P1 and based on such documents and information as Buyer has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

ARTICLE 6
[RESERVED]

ARTICLE 7
COVENANTS REGARDING CONVEYANCE OF THE DEBT

7.1.

Subject always to Article 12 hereof, upon the Effective Date, and immediately following the closing of the P1 Equity Purchase, (a) P1 shall execute the Debt Transfer Documents in the form attached hereto as Exhibit D pursuant to which the Debt shall be conveyed to TBR without representation, recourse or warranty, with all rights related to the Debt being preserved for the benefit of TBR and TBR’s bankruptcy estate, including any priorities and other rights related to such Debt under the Security Documents, all of which shall be preserved for the benefit of TBR’s estate pursuant to this Agreement, the Debt Transfer Document and Bankruptcy Code Section 551.  Notwithstanding the foregoing, P1 shall retain all rights related to the Post-Petition Transactions and TBR shall execute the Debt Transfer Document.

ARTICLE 8
CLOSING

8.1.

The consummation of the assignment of the Debt to TBR and purchase of the P1 Equity by Buyer shall take place at the offices of O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, CA 90071-2899 on the Effective Date.

ARTICLE 9
CONDITIONS TO THE EFFECTIVE DATE

9.1.

The respective obligation of each Party hereto to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions:

(a)

P1 shall deliver or cause to be delivered to Buyer:

(i)

certified copies of resolutions duly adopted by the Board of Directors of P1, approving the execution and delivery of this Agreement;

(ii)

the P1 Disclosure Schedule as contemplated by Article 4 of this Agreement;

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(iii)

a resignation letter from Joseph Lynam as a director, officer and employee of P1;

(iv)

a copy of the Shared and Support Services Agreement in the form attached hereto as Exhibit A, executed by TBR and P1

(v)

agreements assigning and conveying to Buyer all of the outstanding equity interests in P1 not owned by TBR;

(vi)

(a) reasonable information about the investor suitability of all holders of outstanding options and other equity interests in P1 equity interests, (b) reasonably acceptable consents by all holders of outstanding options and other equity interests in P1 equity interests, with such consents containing the agreement of each such holder (i) cancelling all such options and conveying such other equity interests to Buyer on the terms set forth in Exhibit C attached hereto (the “Plan”) and (ii) consenting to the terms of the option agreements provided under the Plan, and (c) P1 board approval of the formula used to determine the ratio of P1 options to be canceled in exchange for options in Buyer to be issued as consistent with the terms of the P1 2000 Stock Incentive Plan and the P1 2007 Equity Incentive Plan, respectively;

(vii)

evidence reasonably satisfactory to Buyer, as determined by the Reviewed Financial Statements and the audited Yearly Balance Sheets and Yearly Statement of Operations, that each of the Balance Sheet, the Unaudited Fiscal Year to Date Statement of Operations, the Yearly Balance Sheets and Yearly Statement of Operations was prepared in accordance with Generally Accepted Accounting Principles in the United States of America, and fairly and accurately present in all material respects the Company’s financial condition and results of operations as of the respective dates thereof and for the periods referred to therein (provided that any unfavorable change resulting from a review of the Balance Sheet or Unaudited Fiscal Year to Date Statement of Operations will not be material if less than $250,000);

(viii)

the unaudited statement of operations of P1 from April 1, 2008 through the last day of the calendar month immediately preceding the Effective Date (unless the Effective Date is 15 days or less after the end of the month, in which case, it shall be through the last day of the prior calendar month) (the “Latest Date”) and unaudited balance sheet of P1 as of the Latest Date;

(ix)

evidence of consent by SFF Realty Fund, L.P. of a change of control under that certain Office Lease dated December 19, 2007 by and among SFF Realty Fund, L.P, P1 and ICS;

(x)

evidence of consent by America Online, Inc. of a change of control under the contract for the Billing Services Agreement dated June 3, 2005 by and between P1 and America Online, Inc., on terms reasonably acceptable to the Buyer;

(xi)

evidence of consent by The Verizon Telephone Operating Companies of a change of control required under the contract for the Billing Services Agreement dated July 1, 2005 by and between P1 and Verizon Services Corporation;

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(xii)

evidence of consent by ACI Billing Services Inc. of a change of control required under the contract for the License Agreement dated October 1, 2004 by and between ACI Billing Services, Inc. and P1;

(xiii)

evidence of notification by P1 to eWingz Systems Inc. d/b/a/ Quios of a change of control as required under that certain Master Services and License Agreement dated June 11, 2007 by and between eWingz Systems Inc. d/b/a/ Quios and P1; and

(xiv)

bring down certificate executed by Joseph Lynam in his capacity as Chief Executive Officer and Evan Meyer in his capacity as Chief Financial Officer on behalf of P1 certifying that  the representations and warranties set out in Article 4 of this Agreement continue to be accurate as of the Effective Date.

(b)

Buyer shall deliver or cause to be delivered to P1:

(i)

the Cash Consideration;

(ii)

evidence that Buyer’s arrangements with Golden Gate, as set forth in Buyer’s Form 8-K filed on January 3, 2008, are in full force and effect, with the modification that Golden Gate’s prepayment obligation set forth in Section 3 of that certain Promissory Note dated December 28, 2007 in favor of the Buyer will be, from and for at least three months after the Effective Date, Five Hundred Thousand Dollars ($500,000) per month (instead of Two Hundred and Fifty Thousand Dollars ($250,000) per month) or another commitment equivalent in amount and duration;

(iii)

the Consulting Agreement duly executed by Buyer;

(iv)

agreements duly executed by Buyer in favor of the holders of outstanding options and holders of P1 equity interests other than TBR, canceling such options and conveying such interests to Buyer and receiving interests in Buyer and options in Buyer pursuant to the Plan satisfactory to P1, all on the terms set forth on Exhibit C hereof;

(v)

certified copies of resolutions duly adopted by the board of directors of Buyer, approving the execution and delivery of this Agreement; and

(vi)

a bring down certificate executed by Rob Howe on behalf of Buyer certifying that  the representations and warranties set out in Article 5 of this Agreement continue to be accurate as of the Effective Date.

(c)

TBR shall deliver or cause to be delivered to Buyer:

(i)

a certificate or other evidence of the P1 Equity;

(ii)

certified copies of resolutions duly adopted by the board of directors of TBR, approving the execution and delivery of this Agreement, consummation of the P1 Equity Purchase and the appointment of the New Directors;

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(iii)

the TBR Disclosure Schedule as contemplated by Article 11 of this Agreement;

(iv)

the Approval Order executed by the Bankruptcy Court and entered on the docket by the Clerk of the Bankruptcy Court, which Approval Order shall be effective and not subject to any stay of enforcement;

(v)

an executed copy of the Shared and Support Services Agreement in the form attached hereto as Exhibit A; and

(vi)

a bring down certificate executed by Paul Weber on behalf of TBR certifying that  the representations and warranties set out in Article 11 of this Agreement continue to be accurate as of the Effective Date

(d)

Buyer shall deliver or cause to be delivered to TBR:

(i)

certified copies of resolutions duly adopted by the board of directors of Buyer, approving the execution and delivery of this Agreement and the consummation of the P1 Equity Purchase; and

(ii)

an executed copy of the Shared and Support Services Agreement in the form attached as Exhibit A.

ARTICLE 10
TERMINATION

10.1.

Each Party shall have the right to terminate this Agreement and all its obligations hereunder (other than those specified in Article 14 of this Agreement) if the Approval Order is not obtained on or before 60 days from the date hereof, in which case there shall be no liability to any Party as the result of such termination except to the extent that the Break Fee is earned.

10.2.

Except for a termination covered by Section 10.1 hereof, (i) Buyer shall have the right to terminate this Agreement if any of the conditions noted in Sections 9.1(a) or (c) to be satisfied by P1 or TBR have not been satisfied or waived on or before 60 days from signing, provided that such failure was not caused by the Buyer, (ii) P1 shall have the right to terminate this Agreement if any of the conditions noted in Section 9.1(b) to be satisfied by Buyer have not been satisfied on or before 60 days from the date hereof, provided that such failure was not caused by P1 or TBR and (ii) TBR shall have the right to terminate this Agreement if any of the conditions noted in Section 9.1(d) to be satisfied by Buyer have not been satisfied on or before 60 days from the date hereof, provided that such failure was not caused by P1 or TBR.  In case of a termination under this Section 10.2, the Parties reserve all rights, remedies and defenses with respect to any breach of this Agreement by any of the other Parties hereto, provided that no Party shall have any liability if this Agreement is terminated as a result of the failure of the Approval Order to be entered within 60 days.

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ARTICLE 11
REPRESENTATIONS AND WARRANTIES OF
TBR REGARDING THE P1 EQUITY

As a material inducement to Buyer to enter into this Agreement, TBR represents and warrants to Buyer that except as disclosed in the TBR Disclosure Schedule (the “TBR Disclosure Schedule”), each of the representations and warranties contained in this Article 11 are true and correct as of the date hereof and as of the Effective Date.  The TBR Disclosure Schedule shall be arranged to correspond to the numbered and lettered Sections and Subsections contained in this Article 11 of this Agreement.

11.1.

Ownership of P1 Equity and Capitalization.  TBR is the sole legal and beneficial owner of the P1 Equity which may be conveyed pursuant to the Approval Order, free and clear of any adverse claim, lien, encumbrance or right of any third party.

11.2.

Organization, Power and Standing.  TBR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

11.3.

Authorization; Validity and Enforceability.  Subject to the approval of the Bankruptcy Court through the Approval Order, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which TBR is a party by TBR is within its powers, has been duly authorized by all necessary corporate action and does not contravene, violate or constitute a default under any provision of (i) TBR’s organizational documents or (ii) any contract, agreement or other instrument to which TBR is a party or by which TBR is bound.  Subject to the approval of the Bankruptcy Court through the Approval Order, this Agreement is and each of the Ancillary Agreements to be executed or delivered by TBR shall be the valid and binding obligations of TBR, enforceable against TBR in accordance with their respective terms.

11.4.

Subsidiaries and Investments.  TBR has not owned nor does TBR currently own, directly or indirectly, of record, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any entity or any natural person or corporation, limited liability company, partnership, trust or other entity (each, a “Person”), which has an ownership interest in the P1 Equity.

ARTICLE 12
INDEMNIFICATION

12.1.

TBR Indemnity.

(a)

Changes to the Total Stockholders’ Deficit as of March 31, 2008:

(i)

The total stockholders’ deficit as set out in the Balance Sheet as of the Balance Sheet Date is Seventeen Million, Four Hundred and Fifty Thousand, Five Hundred and Fifty Eight Dollars ($17,450,558) (the “Total Stockholders’ Deficit”).  Following signing of this Agreement but prior to closing of the P1 Equity Purchase, P1 will provide Buyer a reviewed Balance Sheet and reviewed Unaudited Fiscal Year-to-date Statement of Operations (“Reviewed Financial Statements”) as of March 31, 2008 and the nine months then ended.  The review of the Reviewed Financial Statements by Buyer is to be performed in accordance with accounting industry standards by an independent accounting firm selected by P1.  If the reviewed Total Stockholders’ Deficit amount changes by greater than Two Hundred and Fifty Thousand Dollars ($250,000), Buyer and P1 will receive an adjustment on a dollar for dollar basis on the Debt assigned to TBR of the amount greater than Two Hundred and Fifty Thousand Dollars ($250,000) (the “Deficit Claim”), which will be reserved by P1 from the Debt otherwise assigned to TBR hereunder.  The adjustment to be made is to the amount of the Debt P1 is assigning to TBR up to a maximum of Four Million Dollars ($4,000,000) of retained claim.  If the reviewed Total Stockholders’ Deficit amount changes by less than or equal to Two Hundred and Fifty Thousand Dollars ($250,000), then there will be no adjustment to the total assignment of the TBR debt owed to P1.

(b)

Loss run rate for the period from April 1, 2008 to May 31, 2008:

(i)

Following signing of this Agreement but prior to Effective Date, P1 will provide an unaudited statement of operations to Buyer for the two month period ended May 31, 2008.  For the period between March 31, 2008 and the Effective Date, P1 will be allowed a cumulative “loss before professional fees and transaction adjustments” target of Two Hundred And Eighty Thousand Dollars ($280,000).  “Loss before professional fees and transaction adjustments” is defined as financial results that reflect only the ongoing operating performance of P1 and specifically excludes legal, accounting, broker fees, purchase accounting or tax adjustments pertaining to the contemplated transaction with Buyer or the bankruptcy case of TBR.  If there is any loss before professional fees and transaction adjustments exceeding the cumulative loss target, Buyer and P1 will receive an adjustment on a dollar for dollar basis (the “Loss Claim”), which will be reserved from the Debt otherwise assigned to TBR hereunder. The adjustment to be made is to the amount of the Debt P1 is assigning to TBR up to a maximum of Four Million Dollars ($4,000,000) of retained claim.

(c)

“Combined Cap” shall mean amounts separately received under Sections 12.1(a) and 12.1(b), but not to exceed $4,000,000 in total.  The adjustment calculations for Sections 12.1(a) and 12.1(b) are mutually exclusive.  P1 shall have an allowed general unsecured claim in the Bankruptcy Case in the amount of the Debt reserved under this Article  12 (the “Reserved Claim”).  Buyer or P1 shall file an amendment to the proof of claim filed by P1 in the Bankruptcy Case (the “P1 Proof Of Claim”) to set forth the amount of the Debt reserved under this Article 12 of the Agreement, which amount will not exceed the Combined Cap.  Such filing shall be deemed to be timely and shall relate back to the initial date of filing for the P1 Claim.  The only permissible objection to the amount or allowance of the Reserved Claim by any party in interest (including TBR and its estate) will be the accuracy of the calculation of the Reserved Claim under the terms of this Agreement.

ARTICLE 13
COVENANTS

13.1.

Confidentiality Covenant of TBR.  Following the Effective Date and except as otherwise permitted in this Agreement or the Shared and Support Services Agreement (including all other agreements referenced therein),  TBR shall not, directly or indirectly, disclose, divulge or make use of any trade secrets or other proprietary information of a business, financial, marketing, technical or other nature pertaining to P1 or Buyer; provided that the foregoing restriction shall not apply to information which was in the public domain or enters into the public domain through no fault of TBR.  The foregoing restrictions shall also not apply to information given to the accountants or lawyers of TBR or to information disclosed by TBR as may be required by law.

13.2.

Commercially Reasonable Efforts.

(a)

Upon the terms and subject to the conditions set forth in this Agreement, TBR shall use commercially reasonable efforts (and Buyer shall cooperate with TBR) to obtain the entry of the Approval Order.

(b)

Subject to the provisions herein, Buyer, TBR and P1 agree to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done and to assist and cooperate with the others in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including but not limited to those services provided in the Shared and Support Services Agreement.

(c)

At the request of Buyer, TBR shall cooperate with Buyer in giving any notices to third-parties and TBR shall use commercially reasonable efforts to obtain any third-party consents that may be necessary as required in connection with this Agreement.

13.3.

Assertion of Debt.  As of the Effective Date, neither P1 nor Buyer shall assert that TBR or its bankruptcy estate owes them any further payments under the Debt.

13.4.

Post-Petition Transactions; Assignments.  The Parties agree (1) all billing transactions submitted by P1 to TBR (or any buyer of its assets, assignee or successor entity) on or after the Petition Date and (2) all amounts due under the Lease Agreements and related indemnities, (together with all other post-petition transactions, the “Post-Petition Transactions”) shall be paid in full, in cash, in the ordinary course of business.  All payments on account of Post-Petition Transactions made on account of billing transactions submitted after the Effective Date through the termination date of the Shared and Support Services Agreement shall be made in a manner consistent with the terms of the Shared and Support Services Agreement. Estimated payments on post-petition billing transactions submitted by P1 to TBR prior to the Effective Date that are unliquidated as of the Effective Date shall be paid by TBR to P1 within sixty (60) days of such submittal, with a final settlement payment with respect to such transaction made by TBR to P1 within ninety-six (96) days of such submittal in the ordinary course of business.  The Post-Petition Transactions incurred prior to the Effective Date shall continue to be subject to the terms of the Cash Collateral Stipulation, the Cash Collateral Orders, the Parties’ pre-petition agreements and this Agreement; after the Effective Date, such transactions shall be subject to the terms of this Agreement, the Approval Order, the Lease Agreements and the Shared and Support Services Agreement.  Any sale or other agreement by TBR that transfers any rights or obligations related to any Post-Petition Transactions (including any plan of reorganization) shall comply with the terms of (i) this Agreement, including without limitation this provision, (ii) the Lease Agreements and (iii) the Shared and Support Services Agreement.  Any buyer of a substantial portion of TBR’s businesses other than P1 shall be responsible for all payments and other performance due under the Post-Petition Transactions that accrue after the Effective Date (including the Lease Agreements and the Shared and Support Services Agreement), and TBR shall cause such buyer to assume such obligations (including duly executing and delivering to P1 the Shared and Support Services Agreement on the Effective Date).

13.5.

Release of P1.  P1 shall (i) retain all payments made to it on or before the Effective Date from TBR (including without limitation all adequate protection payments and other transfers and benefits received on account of its Debt and any other claims, whether under the Cash Collateral Orders, the Cash Collateral Stipulation, or otherwise) and (ii) be released from any and all claims by TBR, its estate and its creditors from any claims or causes of action related to TBR, its estate, its business or its Bankruptcy Case, except for the rights set forth or expressly preserved under this Agreement (including Exhibits hereto) and the Post-Petition Transactions.  Without limiting the generality of the foregoing, upon the Effective Date, TBR on behalf of itself and its bankruptcy estate, and their respective past, present, and future affiliates, successors, predecessors, assignees, transferees, executors, administrators, trustees, creditors, shareholders, agents, officers, directors, employees, servants, attorneys, and all persons or entities that might be able to assert claims on behalf of or through TBR or the estate (collectively, the “TBR Releasors”) generally release and forever discharge P1, and P1’s past, present, and future affiliates, and with respect to any of the foregoing, their successors, predecessors, assignees, transferees, executors, administrators, trustees, members, directors, officers, shareholders, partners, principals, agents, employees, servants, attorneys, representatives, advisors, and consultants (collectively, the “P1 Releasees”) of and from any and all claims, demands, damages, obligations, liabilities, losses, costs, expenses, fees, and causes of action of every nature, character, and description, whether contingent or fixed, whether matured or unmatured, whether known or unknown, in any way related to TBR, its bankruptcy estate, its assets, its operations or its business including without limitation (i) claims alleging substantive consolidation, preference, fraudulent transfer, fraudulent conveyance, any other avoidance action under Chapter 5 of the Bankruptcy Code, breach of contract, or defenses to the payment of debt, (ii) claims based on, arising out of, in connection with, or resulting from any facts, events, circumstances, acts, or failures to act, arising out of, related to, or in connection with collections and billing transactions submitted to TBR, (iii) claims related to the Pre-Petition Transfers and (iv) any other claims in any way related to P1.  Each of the TBR Releasors agrees, except as required by law or court order, that it will not commence, maintain, initiate or prosecute or cause, encourage, assist, advise or cooperate with any other person or entity to commence, maintain, initiate or prosecute any action, suit, proceeding, arbitration or claim before any court or other tribunal (whether state, federal, arbitral or otherwise) against the P1 Releasees or arising from, concerned with, or otherwise related to, in whole or in part, any of the claims released hereunder.  Notwithstanding the foregoing, however, the Parties (including the TBR Releasors) reserve the rights set forth or preserved under this Agreement (including Exhibits hereto) and P1 shall not be deemed released from any obligations of P1 arising under this Agreement (or Exhibits hereto).

13.6.

Release of TBR.   Upon the Effective Date, P1 on behalf of itself, and its past, present, and future affiliates, successors, predecessors, assignees, transferees, executors, administrators, trustees, creditors, shareholders, agents, officers, directors, employees, servants, attorneys, and all persons or entities that might be able to assert claims on behalf of or through TBR or the estate (collectively, the “P1 Releasors”) generally release and forever discharge TBR, and TBR’s past, present, and future affiliates, and with respect to any of the foregoing, their successors, predecessors, assignees, transferees, executors, administrators, trustees, members, directors, officers, shareholders, partners, principals, agents, employees, servants, attorneys, representatives, advisors, and consultants (collectively, the “TBR Releasees”) of and from any and all claims, demands, damages, obligations, liabilities, losses, costs, expenses, fees, and causes of action of every nature, character, and description, whether contingent or fixed, whether matured or unmatured, whether known or unknown, in any way related to P1, its assets, its operations or its business including without limitation (i) claims alleging substantive consolidation, preference, fraudulent transfer, fraudulent conveyance, breach of contract, or defenses to the payment of debt, (ii) claims based on, arising out of, in connection with, or resulting from any facts, events, circumstances, acts, or failures to act, arising out of, related to, or in connection with collections and billing transactions submitted to TBR, (iii) claims related to the Pre-Petition Transfers and (iv) all other claims in any way related to P1.  Each of the P1 Releasors agrees, except as required by law or court order, that it will not commence, maintain, initiate or prosecute or cause, encourage, assist, advise or cooperate with any other person or entity to commence, maintain, initiate or prosecute any action, suit, proceeding, arbitration or claim before any court or other tribunal (whether state, federal, arbitral or otherwise) against the TBR Releasees or arising from, concerned with, or otherwise related to, in whole or in part, any of the claims released hereunder.  Notwithstanding the foregoing, however, the Parties (including the P1 Releasors) reserve the rights set forth or preserved under this Agreement (including Exhibits hereto) and TBR shall not be deemed released from any obligations of TBR arising under this Agreement (or Exhibits hereto).

13.7.

Section 1542 Waiver. To the extent that the releases set out in Sections 13.5 and 13.6 of this Agreement (the “Releases”) are releases to which Section 1542 of the California Civil Code or similar provisions of other such applicable law apply, it is the intention of the Parties that the foregoing Releases shall be effective as a bar to any and all actions, fees, damages, losses, claims, liabilities and demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected specified herein.  In furtherance of this intention, TBR and P1 have been advised of the existence of Section 1542 of the California Civil Code and TBR and P1 expressly waive any and all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code or similar provisions of applicable law which provides that:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Notwithstanding such provision, the Releases shall constitute a full release in accordance with the terms of Sections 13.5 and 13.6 of this Agreement.  TBR and P1 knowingly and voluntarily waive the provisions of Section 1542, as well as any other statute, law or rule of similar effect, and acknowledge and agree that this waiver is an essential and material term of the Releases and without such waiver, the Releases would not have been entered into.  TBR and P1 hereby represent that they have been advised by legal counsel, understand and acknowledge the significance and consequence of the Releases and of this specific waiver of Section 1542 and other such laws.

13.8.

Buyer’s Covenants to P1 and TBR.  Buyer covenants to P1 and TBR that:

(i)

it will commit to provide P1 with additional capital of Five Hundred Thousand Dollars ($500,000) per month for three months following the Effective Date;

(ii)

it will obtain additional capital of Four Million Dollars ($4,000,000), through a line of credit or other equity financing, promptly following the Effective Date, if and as necessary to further capitalize P1;

(iii)

following the Effective Date, it will provide such additional capital and resources to P1 as may be necessary to allow P1 to continue to operate its business in the ordinary course and satisfy its existing and reasonably foreseeable debts as they come due, unless Buyer merges with P1 and assumes all of its liabilities;

(iv)

it will not declare a dividend or otherwise transfer assets from P1 to itself or any other affiliated party on account of the P1 Equity for a period of two years following the Effective Date, unless Buyer merges with P1 and assumes all of its liabilities; provided, however, that during such period, P1 may transfer to Buyer P1’s reasonable share of the actual corporate overhead costs incurred by Buyer related to P1 or the P1 Business; and

(v)

it will guarantee ordinary course debts and obligations of P1 owed to parties identified by P1 in Exhibit B of this Agreement (whether now owing or hereafter arising).

Buyer agrees that the covenants contained in Section 13.8 are enforceable by P1 and TBR, jointly and severally.  Furthermore, the creditors of P1 shall additionally be third party beneficiaries of Section 13.8(v), to the extent that obligations are owed to such parties identified in Exhibit B of this Agreement.

13.9.

Delivery of the Approval Order by TBR.  TBR will provide a form of the Approval Order to Buyer and P1 within five (5) days of the date hereof.  The motion by TBR to obtain the entry of the Approval Order and any related bidding procedures shall be reasonably acceptable to Buyer and P1.

13.10.

Interim Operations Covenant.  After the date of this Agreement until the Effective Date, P1 shall operate and carry on the Business only in the ordinary course of business; provided, however, that this covenant shall not be violated by the continued participation by P1 in the TBR bankruptcy process and/or the execution and/or performance by P1 of any other agreements contemplated or otherwise permitted by this Agreement.  Consistent with and subject to the foregoing, after the date of this Agreement until the Effective Date, P1 shall use commercially reasonable efforts consistent with good business practices to maintain the business organization of P1 intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with P1.

ARTICLE 14
MISCELLANEOUS

14.1.

Notices.  Any notices or other communications made hereunder shall be made in writing and shall be delivered in person or mailed by registered or certified mail, return receipt requested, or sent by nationally recognized overnight delivery service, addressed as follows:

To TBR:

           The Billing Resource, d/b/a Integretel, Inc.

5883 Rue Ferrari

San Jose, CA 95138

Attention: Ken Dawson

with copies to:

Sheppard, Mullin, Richter & Hampton LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111

Attention: Steven B. Sacks

To P1:

PaymentOne Corporation

5883 Rue Ferrari

San Jose, CA 95138

Attention: Joseph Lynam

with copies to:

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, California 90071

Attention: John A. Laco, Esq.

To Buyer:

Etelcharge.com

1636 North Hampton Rd.

Suite 270

DeSoto, Texas, 75115-8621

Attention: Rob Howe

with copies to:

Moses & Singer LLP

The Chrysler Building

405 Lexington Avenue, 12th Floor

New York, NY  10174-1299

Attention: Allan Grauberd, Esq.

Notices shall be deemed served upon receipt or, if delivery is attempted and either refused by the addressee or is returned as undeliverable, at the time of such attempted delivery.  Any party may change their address for notice by giving not less than thirty (30) days prior written notice given in the manner provided above.

14.2.

Expenses.  Each Party to this Agreement shall bear its respective costs and expenses in connection with the due diligence and investigation of the sale and purchase of the Debt and the P1 Equity and the preparation, execution, delivery and performance of, this Agreement and the other agreements, instruments and documents contemplated by this Agreement.

14.3.

Break Fee.

(a)

Subject to Section 13.2(b) of this Agreement and the Order of the Bankruptcy Court dated March 10, 2008 (the “Break Fee Order”), if, and only if, the sale of the P1 Equity is consummated through an Alternative Transaction, then TBR shall pay Buyer an amount equal to One Hundred and Fifty Thousand Dollars ($150,000) (the “Break Fee”) in cash by wire transfer of immediately available funds to an account designated by Buyer upon the closing of such Alternative Transaction (or such lesser amount as is payable pursuant to Section 14.3(b) below).

(b)

The Break Fee shall only be payable by TBR if (i) Buyer files a declaration in the Bankruptcy Court in which a knowledgeable person attests that Buyer incurred expenses in connection with this transaction that equal or exceed the amount sought by the Buyer (not to exceed the Break Fee) and no objection is timely filed or an order is issued approving the payment if an objection is filed; and (ii) Buyer is not in breach of its obligations under this Agreement and has satisfied all of the conditions under Section 9.1(b) which were required to be complied with at the time of the consummation of the Alternative Transaction, unless its failure to satisfy such condition is caused by P1 or TBR.

(c)

TBR represents and warrants that the Break Fee Order addressing the Break Fee gives TBR the authority to agree to this Section 14.3.

14.4.

Survival of Representations and Warranties.  No claim may be brought in relation to the representations and warranties provided by P1 and TBR under Article 4 and Article 11 following the Effective Date, except with respect to actual fraud  and except with respect to claims under Sections 11.1 and 11.3 and Article 12.

14.5.

Successors and Assigns.

(a)

Except as provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the parties shall bind and inure to the benefit of the respective successors and permitted assigns of the parties, whether so expressed or not, including without limitation any bankruptcy trustee.  The terms of this Agreement and the Approval Order shall be deemed to be a part of any plan confirmed by TBR.

(b)

Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Buyer or P1 without the prior written consent of each of the other parties for three years from the Effective Date; provided, however, that:

(i)

Buyer from time to time, but not before the Effective Date, may assign and grant a security interest in its respective rights, title and interest under this Agreement, including its rights to indemnification under this Agreement, for collateral security purposes to any lender(s) providing financing to Buyer or any of its respective subsidiaries or other affiliates without any additional notice or consent of the other parties hereto and any such lender(s) may exercise from time to time all of the rights and remedies of Buyer under this Agreement; and

(ii)

this Agreement may be assigned by the Buyer to any Person acquiring all or substantially all of the assets, interests or business of Buyer.

(c)

Notwithstanding any assignment, the assignor remains liable for any claims against it under this Agreement.

14.6.

Waivers and Amendments.  This Agreement shall be waived, modified or amended only by a writing signed by each of Buyer, TBR and P1.

14.7.

Counterparts.  This Agreement may be executed in two or more counterparts and with counterpart signature pages, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  One or more counterparts of this Agreement or any Exhibit hereto may be delivered via facsimile transmission, with the intention that they shall have the same effect as an original counterpart hereof.

14.8.

Headings.  The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

14.9.

Governing Law; Jurisdiction.  This Agreement shall be deemed to be executed in the City of San Jose, State of California, regardless of the domiciles of the parties hereto or where it is in fact signed.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to any law regarding conflicts of laws.

14.10.

Submission to Jurisdiction.  Buyer and P1 each hereby agree irrevocably and unconditionally to be subject to the jurisdiction of the courts of general jurisdiction of the State of California, which courts shall have exclusive jurisdiction over any action regarding any dispute concerning this Agreement, including any action to enforce any provision of this Agreement.  Each party hereto each also agrees that service of process may be made on such party by prepaid certified mail with proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service and that service made pursuant to this section shall have the same legal force and effect as if served upon such party personally with the State of California.  Any dispute arising under or relating to this Agreement in which TBR is a party shall be brought in the Bankruptcy Court, or, if not commenced in the Bankruptcy Court, may be removed to the Bankruptcy Court.

14.11.

No Waiver.  No failure to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.12.

Integration.  This writing, together with Exhibits and Schedules hereto, embodies the entire agreement and understanding between the parties with respect to the transaction contemplated by this Agreement and supersedes all prior discussions, understandings and agreements concerning the matters covered hereby.

14.13.

Limitation on Scope of Agreement.  If any provision of this Agreement is unenforceable or illegal, such provision shall be enforced to the fullest extent permitted by law and the remainder of this Agreement shall remain in full force and effect. Each party acknowledges that it has not relied upon any statement, information or other communication by any other party in connection with the transaction contemplated herein except those representations, warranties, covenants and undertakings set forth in this Agreement.

14.14.

Third-Party Beneficiaries.  Except as otherwise expressly set forth herein, nothing in this Agreement shall be construed to confer any right, benefit or remedy upon any Person that is not a party hereto or a permitted assignee of a party hereto.

14.15.

No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements or documents contemplated herein.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements and documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

14.16.

Rules of Construction.

(a)

Where the context so requires, words used in singular shall include the plural and vice versa and words of one gender shall include all other genders.

(b)

The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation”.

(c)

The words “hereof”, “herein” and “hereunder” and other words of a similar import refer to this Agreement as a whole and not to the individual sections in which such terms are used.

(d)

Whenever a fact or matter is disclosed on any Section of the P1 Disclosure Schedule or the TBR Disclosure Schedule, such fact or matter shall be deemed to have been disclosed on all the P1 Disclosure Schedules and the TBR Disclosure Schedules of this Agreement to the extent it is reasonably apparent that such exception is applicable to such representation, warranty or covenant.

[SIGNATURE PAGE FOLLOWS]

LA3:1144995.18

The parties hereto have executed this Agreement as of the date first above written.

“TBR”

THE BILLING RESOURCE, D/B/A INTEGRETEL, INC.

By: /s/ Paul Weber

Name:

PAUL WEBER

Title:

CHIEF RESTRUCTURING OFFICER

THE BILLING RESOURCE, D/B/A INTEGRETEL,INC. AS THE MAJORITY SHAREHOLDER OF PAYMENTONE CORPORATION

By: /s/ Paul Weber

Name:

PAUL WEBER

Title:

CHIEF RESTRUCTURING OFFICER

LA3:1144995.18

“P1”

PAYMENTONE CORPORATION

By: /s/ Joseph Lynam

Name:

JOSEPH LYNAM

Title:

CHIEF EXECUTIVE OFFICER

LA3:1144995.18

“BUYER”

ETELCHARGE.COM

By: /s/ Rob Howe

Name:

ROB HOWE

Title:

CHAIRMAN AND CHIEF

EXECUTIVE OFFICER

LA3:1144995.18

EXHIBIT A

SHARED AND SUPPORT SERVICES AGREEMENT

THIS SHARED AND SUPPORT SERVICES AGREEMENT (this “Agreement”) is entered into as of [____________], 2008 by and between The Billing Resource dba Integretel, a California corporation (“TBR”), and PaymentOne Corporation, a Delaware corporation (“P1”), TBR and P1 are individually referred to as a “Party”.  TBR and P1 are jointly referred to as the “Parties”.

WHEREAS, pursuant to the Equity Acquisition Agreement (the “P1 Acquisition Agreement”) dated as of June11, 2008, by and among TBR, P1 and Etelcharge.com, a Nevada corporation (the “P1 Buyer”), TBR has sold 97.7% of the equity interests in P1, on a non-diluted basis, to P1 Buyer (the “P1 Sale”).

WHEREAS, TBR and P1 are parties to that certain Sublicense Agreement dated January 11, 2008 (the “Sublicense”).

WHEREAS, TBR and P1 are parties to that certain Agreement for Data Processing Services dated March 1, 2006 between TBR and P1 (the “Data Processing Agreement”), of which a copy is attached hereto as Exhibit A.  The terms of the Data Processing Agreement are amended by this Agreement as set forth herein.

WHEREAS, TBR and P1 are parties to that certain Direct Billing Services Agreement dated December 1, 2000 between TBR and P1 (the “Billing Services Agreement”), of which a copy is attached hereto as Exhibit B.

WHEREAS, TBR and P1 are parties to that certain Support Services Agreement dated July 1, 2000 between TBR and P1 (as amended to date, the “Support Services Agreement”), of which a copy is attached hereto as Exhibit C.

WHEREAS, TBR and P1 are parties to that certain Sublease dated December 19, 2007 between TBR, as sublessee, and P1 and Inmate Calling Solutions LLC, as sublessors, for real property located at 5883 Rue Ferrari, San Jose, CA 95138 (the “Sublease”).

WHEREAS, the Parties desire to provide and obtain certain services from one another and clarify intercompany relationships regarding the services, rights and obligations provided under the Sublicense, the Data Processing Agreement, and the Billing Services Agreement, as well as certain shared facilities under the Sublease and other resources following the closing of the P1 Sale and the closing of the sale of all or substantially all of TBR’s assets and liabilities relating to P1 (the “TBR Sale”) and the assumption by the purchaser (the “TBR Purchaser”) in such sale of all of TBR’s rights and obligations hereunder, as required by Section 13.4 of the P1 Acquisition Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows.

1.

Shared Services between TBR and P1

For a period commencing on the date of this Agreement and continuing: (i) with respect to TBR, until the earlier of: (a) 90 days after the date of this Agreement, and (b) the closing of the TBR Sale and the assumption of this Agreement by the TBR Purchaser; and (ii) with respect to the TBR Purchaser assuming this Agreement (if, as and when assumed), until 90 days following such assumption.  TBR and, following assumption of this Agreement, TBR Purchaser, shall provide to P1 such accounting and finance, treasury/cash management, human resources, facilities, and client settlement services as P1 may reasonably require to continue its operations in a manner comparable to its manner of operations prior to the date of the P1 Acquisition Agreement.  Such services shall be provided by sharing of the personnel set forth in Section 1.1 of Schedule 1 and P1 shall pay for such services at the prices set forth in such Section 1.1 of Schedule 1.  To the extent that any shared services related to the services described in this paragraph are not set forth on such Schedule, but are currently provided by TBR to P1, TBR and, following assumption of this Agreement, TBR Purchaser, shall provide such services to P1 for the same pricing and terms that existed immediately prior to the date of the P1 Acquisition Agreement.

For a period commencing on the date of this Agreement and continuing: (i) with respect to TBR, until the earlier of: (a) 90 days after the date of this Agreement, and (b) the closing of the TBR Sale and the assumption of this Agreement by the TBR Purchaser; and (ii) with respect to the TBR Purchaser assuming this Agreement (if, as and when assumed), until 90 days following such assumption, P1 shall provide to TBR and, following assumption of this Agreement, TBR Purchaser, such senior level accounting and finance management, senior level treasury/cash management, temporary accounting labor, client services, and information technology services as TBR and, following assumption of this Agreement, TBR Purchaser, may reasonably require to continue its operations in a manner comparable to TBR’s manner of operations prior to the date of this Agreement.  Such services shall be provided by sharing of the personnel set forth in Section 1.2 of Schedule 1 and TBR and, following assumption of this Agreement, TBR Purchaser, shall pay for such services at the prices set forth in such Section 1.2 of Schedule 1.  To the extent that any shared services related to the services described in this paragraph are not set forth on such Schedule, but are currently provided by P1 to TBR, P1 shall continue to provide such services to TBR and, following assumption of this Agreement, TBR Purchaser, for the same pricing and terms that existed immediately prior to the date of the P1 Acquisition Agreement.

The Parties hereto agree that such periods of shared services may be extended by the Parties hereto by an agreement in writing signed by the Parties.

2.

Support Services between TBR and P1

For a period commencing on the date of this Agreement and continuing until 120 days after either TBR, TBR Purchaser or P1 gives written notice to the other Party, TBR and, following assumption of this Agreement, TBR Purchaser, shall provide to P1 the inquiry system platform, consumer relations departmental support, Net Impact system platform, management reporting and interfaces, access to the CIC 402 bill page, and accounting system software as P1 may reasonably require to continue its operations in a manner comparable to its manner of operations prior to the date of the P1 Acquisition Agreement; provided, that any termination of these services by TBR shall not be effective with respect to TBR Purchaser, and TBR Purchaser shall be required to provide its own separate notice of termination to P1 in order to terminate its obligations under this Section 2.  Such services shall be provided by sharing of the items set forth in Section 2.1 of Schedule 2 and P1 shall pay for such services at the prices set forth in such Section 2.1 of Schedule 2.  To the extent that any shared services related to the services described in this paragraph are not set forth on such Schedule, but are currently provided by TBR to P1, TBR and, following assumption of this Agreement, TBR Purchaser, shall provide such services to P1 for the same pricing and terms that existed immediately prior to the date of the P1 Acquisition Agreement.

For a period commencing on the date of this Agreement and continuing until 120 days after either TBR, TBR Purchaser or P1 gives written notice to the other Party, TBR and, following assumption of this Agreement, TBR Purchaser, P1 shall provide those services to TBR and, following assumption of this Agreement, TBR Purchaser, set forth in each of the Data Processing Agreement and the Billing Services Agreement, under the respective terms thereof; provided, that to the extent that any support services related to the services thereunder are not set forth explicitly therein, but are currently provided by P1 to TBR, P1 shall continue to provide such services to TBR or TBR Purchaser, as applicable, for the same pricing and terms that existed immediately prior to the date of the P1 Acquisition Agreement; and further, provided, that any termination of the Data Processing Agreement or the Billing Services Agreement by TBR shall not be effective with respect to TBR Purchaser, and TBR Purchaser shall be required to provide its own separate notice of termination to P1 in order to effect such terminations.  Section 1.1 of the Data Processing Agreement is amended and restated to provide as follows: “Term. Unless earlier terminated in accordance with the provisions of this Agreement, this Agreement shall remain in effect until its termination pursuant to the PaymentOne Shared and Support Services Agreement dated as of [____________], 2008 by and between The Billing Resource dba Integretel, and PaymentOne Corporation.”  Section 8.1 of the Data Processing Agreement is amended and restated to provide as follows:  “Indemnities. Subject to Sections 8.2 and 8.3, below, each party (in the context of an indemnifying party, each the "Indemnitor") agrees to indemnify and defend the other party (in the context of an indemnified party, each the "Indemnitee") and hold the Indemnitee harmless from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of, under or in connection with (1) any negligent or willful act of the Indemnitor including, without limitation any. (a) material default of this Agreement by the Indemnitor; (b) infringement of a copyright or patent by the Indemnitor; or (c) a disclosure, use or misappropriation by the Indemnitor of the Indemnitee’s Confidential Information, and (2) claims made against a party by third parties with regard to (a) the services provided by the Indemnitor hereunder, (b) services provided or other actions by a client of the Indemnitor, and (c) any billing transactions originated by the Indemnitor or its client.  The Indemnitor will bear the expense of such defense and pay any damages and attorneys' fees that are attributable to such claim finally awarded by a court of competent jurisdiction or in settlement thereof.”  The Data Processing Agreement is further amended to provide, following the existing text of Section 8.3:  “This section shall not be applicable to an indemnity claim asserted by a third party against a Party hereto.”

3.

Shared Facility between TBR and P1

Pursuant to the Sublease, TBR and, following assumption of this Agreement, TBR Purchaser, and P1 share premises at 5883 Rue Ferrari, San Jose, CA (the “Shared Facility”).  TBR and, following assumption of this Agreement, TBR Purchaser, shall pay one-third of the “Monthly Shared Facility Costs” set forth on Schedule 3 (attached and incorporated by this reference) and of any other reasonably related shared occupancy costs.

Each Party hereby grants to the other Party a continuing easement and right of ingress and egress as reasonably necessary to permit such Party to fulfill its obligations hereunder and to access common areas including, without limitation, PBX and wiring closets, restrooms, break areas, and exits.  The Parties shall work together to use the existing security systems to control and/or monitor such access.  Each Party shall be an invited guest of the other Party as that term is used in any insurance policies obtained by either Party.

4.

Miscellaneous

The following provisions shall be applicable except to the extent that the relevant matters are governed explicitly by the Data Processing Agreement, the Billing Services Agreement, or the Sublicense Agreement.

4.1

(a)  "Force Majeure" shall mean strikes, shortages, riots, fires, floods, storm, earthquakes, telecommunications or other outages, acts of God, war, governmental action or any other cause beyond the reasonable control of a Party.

(b)  In the event either Party hereto is prevented or delayed in the performance of any material term, condition or obligation under this Agreement (other than the payment of money) due to Force Majeure, such party shall give prompt notice to the other of the commencement, expected duration and termination of any such Force Majeure contingency.  Except as otherwise provided below, such party's nonperformance shall be excused and the time for performance extended for the period of delay or inability to perform due to such Force Majeure.

(c)  Any termination of this Agreement pursuant to this Section shall be without liability to either Party and, upon such termination, all prior nonperformance of either Party due to Force Majeure shall be excused.

(d)  Whenever possible, the Party claiming a Force Majeure shall use commercially reasonable efforts to perform in spite of the Force Majeure.

4.2  Each party (in the context of an indemnifying party, each the "Indemnitor") agrees to indemnify and defend the other party (in the context of an indemnified party, each the "Indemnitee") and hold the Indemnitee harmless from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of, under or in connection with (1) any negligent or willful act of the Indemnitor including, without limitation any. (a) material default of this Agreement by the Indemnitor; (b) infringement of a copyright or patent by the Indemnitor; or (c) a disclosure, use or misappropriation by the Indemnitor of the Indemnitee’s Confidential Information, and (2) claims made against a party by third parties with regard to (a) the services provided by the Indemnitor hereunder, (b) services provided or other actions by a client of the Indemnitor, and (c) any billing transactions originated by the Indemnitor or its client.  The Indemnitor will bear the expense of such defense and pay any damages and attorneys' fees that are attributable to such claim finally awarded by a court of competent jurisdiction or in settlement thereof.  In no event will either Party be liable to the other for claims of indirect or consequential damages.

4.3  Any notices or other communications made hereunder shall be made in writing and shall be delivered in person or mailed by registered or certified mail, return receipt requested, or sent by nationally recognized overnight delivery service, addressed as follows:

To TBR:

           The Billing Resource, d/b/a Integretel, Inc.

5883 Rue Ferrari

San Jose, CA 95138

Attention: Ken Dawson

with copies to:

Sheppard, Mullin, Richter & Hampton LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111

Attention: Steven B. Sacks

To P1:

PaymentOne Corporation

5883 Rue Ferrari

San Jose, CA 95138

Attention: Joseph Lynam

with copies to:

Moses & Singer LLP

The Chrysler Building

405 Lexington Avenue, 12th Floor

New York, NY  10174-1299

Attention: Allan Grauberd, Esq.

Notices shall be deemed served upon receipt or, if delivery is attempted and either refused by the addressee or is returned as undeliverable, at the time of such attempted delivery.  Any party may change their address for notice by giving not less than thirty (30) days prior written notice given in the manner provided above.

4.4

Except as provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the parties shall bind and inure to the benefit of the respective successors and permitted assigns of the parties, whether so expressed or not, including without limitation any bankruptcy trustee.  The terms of this Agreement and the Approval Order shall be deemed to be a part of any plan confirmed by TBR.

4.5

Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either Party without the prior written consent of the other party, provided that, as required by Section 13.4 of the P1 Acquisition Agreement, TBR shall assign this Agreement to TBR Purchaser, and all time frames applicable specifically to TBR Purchaser shall remain so applicable.

4.6  This Agreement shall be waived, modified or amended only by a writing signed by each of the Parties.

4.7  This Agreement may be executed in two or more counterparts and with counterpart signature pages, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  One or more counterparts of this Agreement or any Exhibit hereto may be delivered via facsimile transmission, with the intention that they shall have the same effect as an original counterpart hereof.

4.8  The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

4.9  This Agreement shall be deemed to be executed in the City of San Jose, State of California, regardless of the domiciles of the parties hereto or where it is in fact signed.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to any law regarding conflicts of laws.

4.10  The Parties each agree irrevocably and unconditionally to be subject to the jurisdiction of the courts of general jurisdiction located within the State of California, which courts shall have exclusive jurisdiction over any action regarding any dispute concerning this Agreement, including any action to enforce any provision of this Agreement.  Any dispute arising under or relating to this Agreement in which TBR is a party shall be brought in the Bankruptcy Court, or, if not commenced in the Bankruptcy Court, may be removed to the Bankruptcy Court.

4.11  No failure to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4.12  This writing, together with the schedules hereto, embodies the entire agreement and understanding between the parties with respect to the transaction contemplated by this Agreement and supersedes all prior discussions, understandings and agreements concerning the matters covered hereby, including the Support Services Agreement, which shall terminate upon execution of this Agreement.

4.13  If any provision of this Agreement is unenforceable or illegal, such provision shall be enforced to the fullest extent permitted by law and the remainder of this Agreement shall remain in full force and effect. Each Party acknowledges that it has not relied upon any statement, information or other communication by any other Party in connection with the transaction contemplated herein except those representations, warranties, covenants and undertakings set forth in this Agreement.

4.14  Except as otherwise expressly set forth herein, nothing in this Agreement shall be construed to confer any right, benefit or remedy upon any Person that is not a party hereto or a permitted assignee of a Party hereto.

4.15  The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements or documents contemplated herein.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements and documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

IN WITNESS WHEREOF, P1 and TBR have executed this Agreement as of the date first written above:

[Signature Page Follows]

LA3:1144995.18

THE BILLING RESOURCE, D/B/A INTEGRETEL, INC. By: ___________________________ Name: PAUL WEBER Title: CHIEF RESTRUCTURING OFFICER
PAYMENTONE CORPORATION By: ___________________________ Name: JOSEPH LYNAM Title: CHIEF EXECUTIVE OFFICER

PAYMENTONE CORPORATION By:____________________________ Name: _________________________ Title: __________________________

LA3:1144995.18

Shared and Support Services Agreement

Schedule 1 – Shared Services

1.1

The following services shall be provided by TBR or TBR Purchaser, as applicable, to P1:

1)

Accounting and Finance – 33% to 50% of departmental payroll and benefits, depending on the individual

a)

Heather Tucker – 50%

b)

Georgia Silva – 50%

c)

Kathy Yuan – 50%

d)

Pam Baskett – 33%

e)

Donna Mock – 50%

2)

Treasury/Cash Management – 33% to 50% of departmental payroll and benefits, depending on the individual

a)

Natalia Korolevskaya-Speace – 33%

b)

Diane Ison – 50%

3)

Human Resources – 33% of departmental payroll and benefits

a)

Dave Thomas – 33%

b)

Marie Hann – 33%

4)

Facilities – 33% of departmental payroll and benefits

a)

John Miller – 33%

b)

Lisa Perteet – 33%

5)

Settlement – 25% of departmental payroll and benefits

a)

Elaine Ehrhorn – 25%

b)

Charlene Daley – 25%

c)

Maria Kim – 25%

d)

Frank Lee – 25%

e)

Stacy Wilkinson – 25%

1.2

The following services shall be provided by P1 to TBR or TBR Purchaser, as applicable:

1)

Accounting and Finance – 50% of the P1 CFO’s salary and benefits

a)

Evan Meyer – 50%

2)

Treasury/Cash Management – 50% of P1’s Director of Settlement and Risk Management salary and benefits

a)

Chris Parlove – 50%

b)

Di Ho – no charge

3)

Accounting temporary labor – 50% of such cost

a)

Mark Tran – 50%

b)

Arlene Keane – 50%

4)

Client Services personnel – administration for certain P1 accounts previously transferred/assigned to TBR - no charge

5)

Information Technology personnel – network monitoring, desktop, and general IT services - no charge

LA3:1144995.18

Shared and Support Services Agreement

Schedule 2 – Support Services

2.1

The following services are being provided by TBR or TBR Purchaser, as applicable, to P1:

1)

Inquiry System Platform – flat $10,000 per month

2)

Consumer Relations Department – written complaints, regulatory complaints, agent-handled complaints, and client credits charged on a per transaction basis at $40.00, $65.00, $3.25, and $0.50, respectively.

3)

Net Impact System Platform - no charge

4)

Management Reporting and Interfaces - no charge

5)

Access to the CIC 402 bill page - no charge

6)

Use of Microsoft Dynamics GP version 9.0 and Microsoft FRx Report Designer version 6.7 - no charge

LA3:1144995.18

Shared and Support Services Agreement

Schedule 3 – Shared Facility

“Monthly Shared Facility Costs” consist of the following:

Base rent

$40,113.15 per month through December 31, 2008

$43,601.25 per month through December 31, 2009

$45,345.30 per month through December 31, 2010

Common Area Maintenance

All common area maintenance charges imposed by Landlord

As of the date of this Agreement, Common Area Maintenance charges average approximately $5,200 per month.

Real Estate Taxes

All real property taxes imposed by applicable governmental authorities

As of the date of this Agreement, real estate taxes average approximately $4,300 per month.

Facility Insurance

Casualty and general premises liability insurance covering the real property facility As of the date of this Agreement, facility insurance expense averages approximately $650 per month.

Landlord Deposit

Cash deposit to landlord:  $167,428

TBR is acknowledged as the owner of 33% of the landlord deposit

LA3:1144995.18

EXHIBIT B

ORDINARY COURSE DEBTS AND OBLIGATIONS
GUARANTEED BY BUYER

PaymentOne Corporation
Schedule of Accounts Payable - Trade - Vendors

Vendor

1	Accountemps
2	Accurint
3	AFLAC
4	American Express
5	AT&T
6	AT&T Internet Services
7	AT&T Mobility
8	Atrenet
9	BSG Clearing Solutions
10	Cintas First Aid & Safety
11	CitiBusiness Card
12	Dell Catalog Sales L.P
13	eWingz Systems Inc
14	FedEx
15	Intelemedia Communications, Inc.
16	Iron Mountain - OSDP
17	JAMAD Enterprise, LLC
18	Kang Tao
19	KM2 Solutions, LLC
20	MCI WORLDCOM
21	Meyer, Evan
22	MoneyGram
23	National Janitorial Services
24	Nextel Communications
25	O'Melveny & Myers LLP
26	PG&E
27	PayPal
28	Republic Indemnity Company of Ca
29	Robert Half
30	SBC Long Distance
31	Schwegman Lundberg Woessner Kluth
32	Scottel Voice and Data, Inc.
33	Seven Hills Partners LLC*
34	Skytel
35	Staples
36	Thawte Inc
37	Three Way Logistics
38	Tighe Patton Armstrong Teasdale
39	Tony & Alba's Pizza & Pasta
40	Transaction Network Services
41	Truitt, Jennifer
42	Verizon Wireless
43	Vertex
44	IC allocated AP
45	Professional fees (Accrued Trade FY06 and FY07)
46	Don Teague
47	Targus
48	Schumacher & Associates

LA3:1144995.18

PaymentOne Corporation
Schedule of Accounts Payable - Trade -
LEC

	LEC ID	LEC Name	Territory

1	169	Verizon	GTE North
2	341	Embarq	Florida
3	470	Embarq	CT&T Mid-Atlantic
4	479	Verizon	GTE South
5	832	Embarq	Indiana
6	2308	Citizen/Frontier	Citizen/Frontier
7	2319	Verizon	GTE West
8	6999	BSG	BSG
9	9102	Verizon	NE Tel
10	9104	Verizon	NY Tel
11	9147	AT&T	SNET
12	9206	Verizon	NJ Tel
13	9208	Verizon	Bell of PA
14	9210	Verizon	Dia State
15	9211	Verizon	CP DC
16	9212	Verizon	CP MD
17	9213	Verizon	CP VA
18	9214	Verizon	CP WVA
19	9321	AT&T	Ohio Bell
20	9323	AT&T	Mich Bell
21	9325	AT&T	Ind Bell
22	9327	AT&T	Wis Bell
23	9329	AT&T	Ill Bell
24	9348	Cinn Bell	Cinn Bell
25	9417	AT&T	Bell South
26	9533	AT&T	SW Bell
27	9631	Qwest	East
28	9636	Qwest	Central
29	9638	Qwest	West
30	9740	AT&T	Pac Bell
31	9742	AT&T	Nev Bell
32	9993	Embarq	Midwest
33	9996	Solix	Solix

LA3:1144995.18

PaymentOne Corporation
Schedule of Accounts Payable - Customer

	Customer ID	Customer Name

1	337	AOL
2	757	NETOPUS
3	256	DIAL UP SERVICES
4	772	PEOPLE PC (QWEST)
5	775	EARTHLINK
6	388	UNITED ONLINE
7	705	OJOME, LTD
8	544	MEMBERS EDGE
9	509	WEBSITE PROS (INNUITY)
10	593	LONG DISTANCE UNLIMITED
11	505	WEBXITES (AXCES, INC)
12	575	LOCAL BIZ USA
13	563	WEBSITE IN A BOX
14	247	WEBSOURCE MEDIA
15	503	MBOLI
16	508	SUPERIOR BUSINESS NETWORK
17	13	BESTUSA
18	597	SHARED NETWORK SERVICES
19	553	WEBSITE ON DEMAND
20	532	WESTCHESTER WEBSITE
21	32	ZCONNEXX INTERNET
22	262	MULTI-LINK COMMUNICATIONS
23	519	PRIVACY SOLUTIONS (DATRAN)
24	576	E ACCELERATION
25	513	TALKEESERVICES.COM
26	573	XPEDITE
27	538	ULTRA WEBSITE
28	585	ARCHER INTERNET
29	556	ZWW-ISP
30	586	BIG CITY YELLOW PAGES
31	504	USA BIZ DIRECTORY
32	517	ONE SOURCE
33	725	BLABBLE NETWORK
34	762	NICOR ENERGY SERVICES
35	703	ZLOCALHOST
36	766	BETTER BUSINESS ORGANIZATION
37	799	OFFICIAL SMALL BUSINESS ASSOC
38	742	GAIA INTERACTIVE
39	778	RESTAURANT LISTINGS, LLC
40	787	USB ORGANIZATION
41	726	HABBO GAMES
42	394	EVOICE
43	531	MINDARK
44	542	TIME INC
45	716	1SMARTPAGE.COM
46	732	EBIZ TECHNICAL SOLUTION
47	734	HOSTAWEBSITE
48	773	SUPER EMAIL SERVICES
49	774	US YELLOW PAGES
50	759	JUMPPAGE
51	727	DISCOUNT BUSINESS SERVICES
52	783	WEB ONE USA
53	729	BLIZZARD
54	737	ESCALATEISP.COM
55	794	POWERLIST ONLINE
56	786	YOUR ONLINE SERVICES
57	743	WWP.NET

LA3:1144995.18

PaymentOne Corporation
Schedule of Accrued Expenses - Other

	LEC ID	LEC Name	Territory

1	169	Verizon	GTE North
2	341	Embarq	Florida
3	470	Embarq	CT&T Mid-Atlantic
4	479	Verizon	GTE South
5	832	Embarq	Indiana
6	2308	Citizen/Frontier	Citizen/Frontier
7	2319	Verizon	GTE West
8	6999	BSG	BSG
9	9102	Verizon	NE Tel
10	9104	Verizon	NY Tel
11	9147	AT&T	SNET
12	9206	Verizon	NJ Tel
13	9208	Verizon	Bell of PA
14	9210	Verizon	Dia State
15	9211	Verizon	CP DC
16	9212	Verizon	CP MD
17	9213	Verizon	CP VA
18	9214	Verizon	CP WVA
19	9321	AT&T	Ohio Bell
20	9323	AT&T	Mich Bell
21	9325	AT&T	Ind Bell
22	9327	AT&T	Wis Bell
23	9329	AT&T	Ill Bell
24	9348	Cinn Bell	Cinn Bell
25	9417	AT&T	Bell South
26	9533	AT&T	SW Bell
27	9631	Qwest	East
28	9636	Qwest	Central
29	9638	Qwest	West
30	9740	AT&T	Pac Bell
31	9742	AT&T	Nev Bell
32	9993	Embarq	Midwest
33	9996	Solix	Solix

LA3:1144995.18

PaymentOne Corporation
Schedule of Other Obligations (Directors/Officers/Employees)

1	All Directors, Officers and Employees

LA3:1144995.18

EXHIBIT C

OPTION TERM SHEET

INCENTIVE PLAN:

Prior to the Effective Date, the Buyer shall adopt a new stock incentive plan in a form satisfactory to P1 (the “Plan”).  The Plan shall be an “omnibus” plan providing for the award of incentive and non-qualified stock options, restricted and unrestricted stock awards and other share-based awards.   The Buyer shall at all times reserve a number of shares of its common stock sufficient to cover the Buyer’s obligations to deliver shares in respect of awards granted under the Plan.

AWARD GRANTS:

On the Effective Date (but subsequent to the closing of the P1 Equity Purchase), the Buyer shall grant the individuals listed on the table attached to this Exhibit C (the “P1 Grantees”) the number of options to purchase shares of common stock equal to the result of (A) ($500,000.00 divided by (B) the opening  price of the underlying shares on the Effective Date), with such result multiplied by (C) the percentages set forth opposite each P1 Grantee’s name on the table attached to this Exhibit C.

TYPE OF OPTIONS:	To the extent possible under the Code, the options granted to the P1 Grantees on the Effective Date (the “Options”) shall be incentive stock options within the meaning of Code Section 422.
EXERCISE PRICE:	The Options shall have an exercise price equal to 100% of the closing price of the underlying shares of Buyer’s common stock on the Effective Date.
VESTING:	Each of the Options shall be fully vested and exercisable at the time of grant.
TERM OF OPTIONS:

Each of the Options shall have a term of ten (10) years and will expire on the date that is ten (10) years after the Effective Date.   The term of each of the Options shall not be reduced or otherwise affected by the termination of a P1 Grantee’s employment by Buyer or P1 for any reason, whether with or without cause or otherwise.

MAKE-WHOLE AWARDS:

As soon as practicable following the Effective Date, the Buyer shall grant each P1 Grantee a fully vested “make whole” award of shares of common stock.  The number of shares that will be granted to each P1 Grantee shall have a value equal to the product of (i) the number of Options to be granted to the P1 Grantee and (ii) any positive difference between the closing price of a share of Buyer’s common stock on the Effective Date and the lesser of (a) the opening price of a share of Buyer’s common stock on the date the Equity Acquisition Agreement is entered into or if the Equity Acquisition Agreement is entered into on a date when the market is not open, the closing price of a share of Buyer’s common stock on the day immediately prior or (b) $0.030; provided that the aggregate make whole award for all P1 Grantees will not exceed $60,000 worth of shares of common stock of Buyer based upon the price of the underlying shares on the Effective Date.

ADJUSTMENT PROVISION:

The Plan shall include a customary adjustment provision which, among other things, shall provide that upon any reclassification, recapitalization, stock split, stock dividend, merger, reorganization, split-up, spin-off or similar extraordinary transaction in respect of the Buyer’s common stock, Buyer shall make equitable and proportional adjustments to (i) the number, amount and type of shares of Buyer’s common stock subject to outstanding awards granted under the Plan and (ii) the grant, purchase or exercise price of any outstanding options or other awards granted under the Plan.

PAYMENT OF THE EXERCISE PRICE:

The Plan shall permit the P1 Grantees to pay the exercise price applicable to the Options by, among other things, (i) cash, check or electronic funds transfer, (ii) the delivery of previously owned shares of the Buyer’s common stock, (iii) a reduction in the number of shares of Buyer’s common stock otherwise deliverable upon exercise of the Options or (iv) another type of “cashless exercise” procedure.  With respect to option grants made after the Effective Date, the Buyer may make all of the foregoing exercise methods available, but shall not be required to permit optionholders to exercise such options by any means other than cash, check or electronic funds transfer.

WITHHOLDING TAXES:

The Plan shall permit the P1 Grantees to satisfy any withholding taxes applicable to their Options and their “make whole” awards of shares of common stock by, among other things, (i) cash, check or electronic funds transfer, (ii) a deduction of any amounts otherwise payable in cash by the Buyer to any such individual, (iii) the delivery of previously owned shares of the Buyer’s common stock, or (iv) a reduction in the number of shares of Buyer’s common stock otherwise deliverable in respect of such awards.  With respect to other subsequent awards made under the Plan, the Buyer may make all of the foregoing payment methods available, but shall not be required to permit individuals to satisfy applicable withholding taxes by any means other than cash, check or electronic funds transfer.

FORM S-8 REGISTRATION STATEMENT:

On or prior to the Effective Date, the Buyer shall file a valid registration statement on Form S-8 covering all of the shares of Buyer’s common stock that will be made available under the Plan.  The Buyer agrees to take all necessary actions to ensure this registration statement remains effective for as long as awards remain outstanding under the Plan.

OTHER TERMS:

The Plan will contain such other terms and conditions as are customary for similar types of stock incentive plans adopted by publicly-traded companies, and the Plan will contain, with respect to the options to be granted pursuant to this Exhibit C, weighted average anti-dilution protection for 12 months, but only with respect to the exercise price of the options and not the number of shares, for cash raises below the strike price of the Options, subject to exceptions for (i) pre-existing agreements and instruments, and (ii) customary non-financing exceptions including but not limited to employee issuances, issuances for property or services and M&A related issuances.

PRIVATE PLACEMENT:

On the Effective Date (but subsequent to the closing of the P1 Equity Purchase), each of Brendan Philbin, Ken Dawson and Don Teague shall exchange all of their equity interests in P1 for the following number of newly issued shares of Buyer’s common stock (the “Buyer Shares”):

Brendan Philbin:  270,475
Ken Dawson:       255,019
Don Teague:        116,691

The Buyer Shares shall be fully vested and shall be issued in a private placement by Buyer on the Effective Date rather than under the Plan.

SAVINGS PROVISION

Buyer shall use reasonable commercial efforts to establish registration or an appropriate exemption from Federal securities laws and an exemption from California blue sky laws for the above described option and equity issuances.

If such exemption or other permit cannot be established, (i) each P1 Grantee that is an accredited investor or otherwise meets the investor sophistication requirements necessary to satisfy an appropriate Federal and California state exemption (each a “Qualified Recipient”) shall receive the above described option and equity issuances (subject to all of the provisions of this Exhibit C); and (ii) each P1 Grantee that is not a Qualified Recipient shall receive a cash payment equivalent in value to the value of the option or equity issuance (including any Make-Whole Awards) otherwise to be received by such person pursuant to the provisions of this Exhibit C.

Any P1 options held by a person who is not an employee of P1 to be cancelled on terms reasonably acceptable to Buyer and P1.

C-1

LA3:1144995.18

PaymentOne Corporation
P1 Employees ONLY
Total Vested P1 Options as of May 31, 2008
		TOTAL
		VESTED
		P1 OPTION
	P1 Grantee	POSITION
	Name	as of 5/31/08%

1	Joe Lynam	488,292	43.2%
2	Evan Meyer	162,708	14.4%
3	Brad Singer	79,583	7.0%
4	Jennifer Truitt	119,094	10.5%
5	Greg Calcagno	105,938	9.4%
6	Rob Uhrich	77,948	6.9%
7	Chris Parlove	43,385	3.8%
8	Mark Snycerski	11,406	1.0%
9	Jeff Wilkins	12,005	1.1%
10	Carol Fox	5,198	0.5%
11	Linda Middendorp	7,125	0.6%
12	Dennis Ho	3,740	0.3%
13	Julie Hill	3,740	0.3%
14	Evelyn Wengeler	2,281	0.2%
15	John Berntsen	1,552	0.1%
16	Loan Ngo	1,552	0.1%
17	Tom Kurack	2,057	0.2%
18	Michael Orechoff	729	0.1%
19	Tatiana Golovina	729	0.1%
20	Yvette Zarifian	729	0.1%
21	Kang S. Tao	823	0.1%
22	Kelvin Quemel	823	0.1%

	Total option grants	1,131,438	100.0%

C-2

LA3:1144995.18

EXHIBIT D

DEBT TRANSFER DOCUMENTS

THIS BILL OF SALE (this “Bill of Sale”) is being executed and delivered on June ___, 2008 by PaymentOne Corporation, a Delaware corporation (“Seller”), in favor of  The Billing Resource, d/b/a Integretel, a California corporation (“Assignee”), pursuant to that certain Equity Acquisition Agreement dated as of June 11, 2008 by and among Purchaser, Seller and Etelecharge.com, a Nevada corporation (the “Acquisition Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Acquisition Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged:

1

Subject always to the terms of the Acquisition Agreement, including Article 12 thereof, effective as of the Effective Date, Seller hereby sells, conveys, assigns, transfers and delivers to Assignee all of Seller’s right, title and interest in and to the Debt.

2

Seller hereby constitutes and appoints Assignee the true and lawful attorney of Seller with full power of substitution in its name and stead, on behalf and for the benefit of Assignee, to execute and deliver any and all documents, instruments of assignment, or other papers, and to take such other acts, that are necessary for the purpose of perfecting and completing the sale, assignment, transfer and delivery contemplated by Section 1 above.

3

EXCEPT AS OTHERWISE MAY BE EXPRESSLY PROVIDED IN THE ACQUISITION AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE DEBT OR ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE DEBT, THE VALUE OF THE DEBT, OR ANY OTHER MATTER OR THING RELATING TO THE DEBT.  ASSIGNEE FURTHER ACKNOWLEDGES THAT ASSIGNEE HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE DEBT AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE DEBT AS ASSIGNEE DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE DEBT, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE ACQUISITION AGREEMENT, ASSIGNEE IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, ASSIGNEE ACCEPTS THE DEBT AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS.”

This Bill of Sale may be executed and delivered via facsimile transmission or via email with scan or email attachment.

Whether or not expressly required under the terms of the Acquisition Agreement or this Bill of Sale, Seller shall execute and deliver such further documents and instruments and take such further actions as reasonably requested by Assignee to effectuate and perform the sale, assignment, transfer and delivery contemplated by Section 1 above.

[SIGNATURE PAGE FOLLOWS]

D-1

LA3:1144995.18

DULY EXECUTED and delivered by the parties to this Bill of Sale and effective as of the date first written above.

“SELLER”

PAYMENTONE CORPORATION

By: __________________________

Name:

Joseph Lynam

Title:

Chief Executive Officer

           “ASSIGNEE”

THE BILLING RESOURCES D/B/A INTEGRETEL, INC.

By: ___________________________

Name:  Paul Weber

Title:

Chief Restructuring Officer

D-2

LA3:1144995.18

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS

2

ARTICLE 2

EQUITY ACQUISITION

5

ARTICLE 3

CONSIDERATION FOR EQUITY

6

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF P1

7

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

16

ARTICLE 6

[RESERVED]

17

ARTICLE 7

COVENANTS REGARDING CONVEYANCE OF THE DEBT

17

ARTICLE 8

CLOSING

17

ARTICLE 9

CONDITIONS TO THE EFFECTIVE DATE

17

ARTICLE 10

TERMINATION

20

ARTICLE 11

REPRESENTATIONS AND WARRANTIES OF  TBR REGARDING

THE P1 EQUITY                                                                                             21

ARTICLE 12

[RESERVED]

21

ARTICLE 13

COVENANTS

21

ARTICLE 14

MISCELLANEOUS

21

Exhibit A

Shared and Support Services Agreement..……….…..….............................A-1

Exhibit B

Ordinary Course Debts and Obligations...…………….……........................B-1

Exhibit C

Option Term Sheet……….……..................................................................C-1

Exhibit D

Debt Transfer Documents..……...................................................................D-1

LA3:1144995.18	-i-

EXECUTION COPY

EQUITY ACQUISITION AGREEMENT
dated as of June 11, 2008

by and among

(1) THE BILLING RESOURCE, D/B/A INTEGRETEL, INC.

(2) THE BILLING RESOURCE, D/B/A INTEGRETEL, INC. AS THE MAJORITY SHAREHOLDER OF PAYMENTONE CORPORATION

(3) PAYMENTONE CORPORATION

and

(4) ETELCHARGE.COM

LA3:1144995.18